EXHIBIT 99.1
                                 ------------

                                                              EXECUTION COPY



                          ==========================



                                 CWMBS, INC.,
                                   Depositor

                         COUNTRYWIDE HOME LOANS, INC.,
                         Seller and a Master Servicer

               WELLS FARGO BANK MINNESOTA, National Association
          A Master Servicer, Certificate Administrator and Custodian

                          People's Bank of California
                                  Transferor

                    People's Preferred capital corporation
                                  Transferor

                                      And

                          FIRST UNION NATIONAL BANK,
                                    Trustee
                                ---------------


                        POOLING AND SERVICING AGREEMENT
                           Dated as of June 1, 2001
                                --------------



                      MORTGAGE PASS-THROUGH TRUST 2001-J1


              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-J1



                          ==========================


                                       Table of Contents

                                                                                          Page
                                                                                          ----

                                           ARTICLE I
                                          DEFINITIONS


                                          ARTICLE II
                 CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01.     Conveyance of Mortgage Loans............................................II-1
SECTION 2.02.     Acceptance by Custodian of the Mortgage Loans..........................II-11
SECTION 2.03.     Representations, Warranties and Covenants of the Seller and
                  Servicing Released Master Servicer.....................................II-14
SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage
                  Loans..................................................................II-16
SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions........II-16
SECTION 2.06.     Execution and Delivery of Certificates.................................II-17
SECTION 2.07.     REMIC Matters..........................................................II-17
SECTION 2.08.     Covenants of the Master Servicers......................................II-17

                                          ARTICLE III
                        ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01.     Servicing Released Master Servicer to Service Servicing Released
                  Mortgage Loans.........................................................III-1
SECTION 3.02.     Subservicing; Enforcement of the Obligations of Servicers..............III-2
SECTION 3.03.     Rights of the Depositor and the Trustee in Respect of the Servicing
                  Released Master Servicer...............................................III-2
SECTION 3.04.     Countrywide or Trustee to Act as Servicing Retained Master
                  Servicer; Trustee to Act as Servicing Released Master Servicer.........III-3
SECTION 3.05.     Collection of Servicing Released Mortgage Loan Payments;
                  Certificate Accounts; Distribution Account.............................III-3
SECTION 3.06.     Collection of Taxes, Assessments and Similar Items; Escrow Accounts....III-7
SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                  Servicing Released Mortgage Loans......................................III-7
SECTION 3.08.     Permitted Withdrawals from the Certificate Accounts and the
                  Distribution Account...................................................III-8
SECTION 3.09.     Maintenance of Hazard Insurance; Maintenance of Primary Insurance
                  Policies...............................................................III-9
SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption Agreements.............III-11
SECTION 3.11.     Realization Upon Defaulted Servicing Released Mortgage Loans;
                  Repurchase of Certain Servicing Released Mortgage Loans...............III-12
SECTION 3.12.     Custodian to Cooperate; Release of Mortgage Files.....................III-14
SECTION 3.13.     Documents Records and Funds in Possession of Servicing Released
                  Master Servicer to be Held for the Trustee............................III-15


                                               i


SECTION 3.14.     Servicing Compensation; Prepayment Interest Shortfalls................III-16
SECTION 3.15.     Access to Certain Documentation.......................................III-16
SECTION 3.16.     Annual Statement as to Compliance.....................................III-17
SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement;
                  Financial Statements..................................................III-17
SECTION 3.18.     Errors and Omissions Insurance; Fidelity Bonds........................III-17
SECTION 3.19.     Wells Fargo as Servicing Retained Master Servicer.....................III-20

                                          ARTICLE IV
                      DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICERS

SECTION 4.01.     Advances and Bi-Weekly Interest Shortfall Advances......................IV-1
SECTION 4.02.     Priorities of Distribution..............................................IV-1
SECTION 4.03.     [Reserved]
SECTION 4.04.     Allocation of Realized Losses..........................................IV-11
SECTION 4.05.     [Reserved].............................................................IV-12
SECTION 4.06.     Monthly Statements to Certificateholders...............................IV-12
SECTION 4.07.     [Reserved].............................................................IV-14
SECTION 4.08.     [Reserved].............................................................IV-16

                                           ARTICLE V
                                       THE CERTIFICATES

SECTION 5.01.     The Certificates.........................................................V-1
SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                  Certificates.............................................................V-1
SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates........................V-6
SECTION 5.04.     Persons Deemed Owners....................................................V-6
SECTION 5.05.     Access to List of Certificateholders' Names and Addresses................V-6
SECTION 5.06.     Maintenance of Office or Agency..........................................V-7

                                          ARTICLE VI
     THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN AND THE MASTER SERVICERS

SECTION 6.01.     Respective Liabilities of the Depositor, the Certificate
                  Administrator, the Custodian and the Master Servicers...................VI-1
SECTION 6.02.     Merger or Consolidation of the Depositor, the Certificate
                  Administrator, the Custodian or the Master Servicers....................VI-1
SECTION 6.03.     Limitation on Liability of Depositor, the Certificate
                  Administrator, the Custodian, the Seller, the Master Servicers and
                  Others..................................................................VI-1
SECTION 6.04.     Limitation on Resignation of Servicing Released Master Servicer.........VI-2

                                          ARTICLE VII
                                            DEFAULT

SECTION 7.01.     Events of Default......................................................VII-2
SECTION 7.02.     Trustee to Act; Appointment of Successor...............................VII-3


                                              ii


SECTION 7.03.     Notification to Certificateholders.....................................VII-4

                                         ARTICLE VIII
                   CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

SECTION 8.01.     Duties of Trustee.....................................................VIII-1
SECTION 8.02.     Certain Matters Affecting the Trustee.................................VIII-2
SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.................VIII-3
SECTION 8.04.     Trustee May Own Certificates..........................................VIII-3
SECTION 8.05.     Trustee's Fees and Expenses...........................................VIII-3
SECTION 8.06.     Eligibility Requirements for Trustee..................................VIII-4
SECTION 8.07.     Resignation and Removal of Trustee....................................VIII-4
SECTION 8.08.     Successor Trustee.....................................................VIII-5
SECTION 8.09.     Merger or Consolidation of Trustee....................................VIII-5
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.........................VIII-6
SECTION 8.11.     Tax Matters...........................................................VIII-7
SECTION 8.12.     Periodic Filings......................................................VIII-9
SECTION 8.13.     Duties, Liabilities and Limitations on Liability of the Custodian
                  and Certificate Administrator........................................VIII-10
SECTION 8.14.     Certificate Administrator Fees.......................................VIII-10
SECTION 8.15.     Appointment of Custodian.............................................VIII-10
SECTION 8.16.     Compliance With National Housing Act of 1934.........................VIII-10

                                          ARTICLE IX
                                          TERMINATION

SECTION 9.01.     Termination upon Liquidation or Purchase of all Mortgage Loans..........IX-1
SECTION 9.02.     Final Distribution on the Certificates..................................IX-1
SECTION 9.03.     Additional Termination Requirements.....................................IX-2

                                           ARTICLE X
                                   MISCELLANEOUS PROVISIONS

SECTION 10.01.    Amendment................................................................X-1
SECTION 10.02.    Recordation of Agreement; Counterparts...................................X-2
SECTION 10.03.    Governing Law............................................................X-2
SECTION 10.04.    Intention of Parties.....................................................X-3
SECTION 10.05.    Notices..................................................................X-3
SECTION 10.06.    Severability of Provisions...............................................X-4
SECTION 10.07.    Assignment...............................................................X-4
SECTION 10.08.    Limitation on Rights of Certificateholders...............................X-4
SECTION 10.09.    Inspection and Audit Rights..............................................X-5
SECTION 10.10.    Certificates Nonassessable and Fully Paid................................X-5
SECTION 10.11.    [Reserved]...............................................................X-6


                                              iii


                                          ARTICLE XI
                       CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

SECTION 11.01.    Rights of the Certificate Insurer to Exercise Rights of Class 3-A-3
                  Certificateholders......................................................XI-1
SECTION 11.02.    Claims Upon the Class 3-A-2 Policy; Certificate Insurance Account.......XI-1
SECTION 11.03.    Effect of Payments by the Certificate Insurer; Subrogations.............XI-2
SECTION 11.04.    Notices and lnformation to the Certificate Insurer......................XI-3
SECTION 11.05.    Trustee to Hold Class 3-A-2 Policy......................................XI-3
SECTION 11.06.    Payment of Insurance Premium............................................XI-3


                                              iv

                                           SCHEDULES
        Schedule I:   Mortgage Loan Schedule.............................................S-I-1
        Schedule II:  Representations and Warranties
                      of the Seller and Countrywide as
                      Servicing Released Master Servicer................................S-II-1
        Schedule III: Representations and
                      Warranties as to the Mortgage Loans..............................S-III-1
        Schedule IV:  Principal Balances Schedule [if applicable].......................S-IV-1
        Schedule V:   Form of Monthly Master Servicer Report.............................S-V-1


                                           EXHIBITS
        Exhibit A:    Form of Senior Certificate (excluding Notional Amount Certificates)..A-1
        Exhibit B:    Form of Subordinated Certificate.....................................B-1
        Exhibit C:    Form of Class A-R Certificate........................................C-1
        Exhibit D:    Form of Notional Amount Certificate..................................D-1
        Exhibit E:    Form of Reverse of Certificates......................................E-1
        Exhibit F:    Form of Initial Certification of Custodian...........................F-1
        Exhibit G:    Form of Delay Delivery Certification of Custodian....................G-1
        Exhibit H:    Form of Final Certification of Custodian.............................H-1
        Exhibit I:    Form of Transfer Affidavit...........................................I-1
        Exhibit J:    Form of Transferor Certificate.......................................J-1
        Exhibit K:    Form of Investment Letter [Non-Rule 144A]............................K-1
        Exhibit L:    Form of Rule 144A Letter.............................................L-1
        Exhibit M:    [Reserved]...........................................................M-1
        Exhibit N:    Form of Request for Release (Mortgage Loan)
                      (Paid in Full, Repurchased and Replaced).............................N-1
        Exhibit O:    [Reserved]...........................................................O-1
        Exhibit P:    [Reserved]...........................................................P-1
        Exhibit Q:    Form of Class 3-A-2 Policy...........................................Q-1

     THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2001, among CWMBS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, a "Master Servicer"), WELLS FARGO BANK MINNESOTA, a national banking association, as master servicer (in such capacity, a "Master Servicer"), as certificate administrator (in such capacity, the "Certificate Administrator"), and as custodian (in such capacity, the "Custodian"), PEOPLE'S BANK OF CALIFORNIA, a federally chartered savings bank, as a transferor (a "Transferor"), PEOPLE'S PREFERRED CAPITAL CORPORATION, a Maryland corporation, as a transferor (a "Transferor"), and FIRST UNION NATIONAL BANK, a national banking association, as trustee (the "Trustee").

                                WITNESSETH THAT

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             PRELIMINARY STATEMENT

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of a single REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Regular Certificates will represent the "regular interests" in the Trust Fund and the Residual Certificates will represent the single "residual interest" in the Trust Fund. All interests created hereby will be retired on or before the Latest Possible Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):


================== ===================== ================= ==================== =================
                                                                                    Integral
                      Initial Class                                                Multiples
                       Certificate         Pass-Through          Minimum          in Excess of
Class Designation        Balance               Rate           Denomination          Minimum
------------------ --------------------- ----------------- -------------------- -----------------
Class 1-A-1             $171,673,634         6.750%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 1-A-2               $6,954,000         6.750%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 1-A-3              $20,625,000         6.750%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 2-A-1              $83,130,600         6.500%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 3-A-1              $48,000,000         6.500%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 3-A-2             $141,735,497         6.440%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 3-A-3               $9,500,000         6.500%             $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class PO                  $4,081,835           (1)              $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class 1-X                     (2)              (3)              $25,000.00(4)       $1,000.00(4)
------------------ --------------------- ----------------- -------------------- -----------------
Class 2-X                     (2)              (3)              $25,000.00(4)       $1,000.00(4)
------------------ --------------------- ----------------- -------------------- -----------------
Class 3-X                     (2)              (3)              $25,000.00(4)       $1,000.00(4)
------------------ --------------------- ----------------- -------------------- -----------------
Class A-R                 $100.00             6.75%                  (5)                (5)
------------------ --------------------- ----------------- -------------------- -----------------
Class M                   $6,710,000           (6)              $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class B-1                 $2,734,000           (6)              $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class B-2                 $1,491,000           (6)              $25,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class B-3                   $497,000           (6)             $100,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class B-4                   $497,000           (6)             $100,000.00          $1,000.00
------------------ --------------------- ----------------- -------------------- -----------------
Class B-5                   $499,224           (6)             $100,000.00          $1,000.00
================== ===================== ================= ==================== =================

------------------------------------------

(1) The Class PO Certificates will be Principal Only Certificates and will not bear interest. The Class PO Certificates will be comprised of three Components, each of which is hereby designated a REMIC regular interest.
(2) The Class 1-X, Class 2-X and Class 3-X Certificates will be Notional Amount Certificates, each of which classes is hereby designated a REMIC regular interest. Each of the Class 1-X, Class 2-X and Class 3-X Certificates will have no principal balance and will bear interest on their respective Notional Amounts. The Notional Amount of the Class 1-X, Class 2-X and Class 3-X Certificates for the first Distribution Date will be $117,168,353, $46,009,875 and $143,547,964, respectively.
(3) The Pass-Through Rate for the Class 1-X, Class 2-X and Class 3-X Certificates for any Distribution Date will be as follows. The Pass-Through Rate for the Class 1-X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Adjusted Net Mortgage Rates of the Non-Discount Mortgage Loans in

     Loan Group 1 over (b) 6.75% per annum. The Pass-Through Rate for the Class 2-X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Adjusted Net Mortgage Rates of the Non-Discount Mortgage Loans in Loan Group 2 over (b) 6.50% per annum. The Pass-Through Rate for the Class 3-X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Adjusted Net Mortgage Rates of the Non-Discount Mortgage Loans in Loan Group 3 over (b) 6.50% per annum. The Pass-Through Rates for the Class 1-X, Class 2-X and Class 3-X Certificates for the first Distribution Date are 0.375% per annum, 0.311% per annum and 0.298% per annum, respectively.
(4)  Minimum Denomination is based on the Notional Amount of such Class.
(5) The Class A-R Certificates will be issued as two separate certificates, one with an initial Certificate Balance of $99.95 and the Tax Matters Person Certificate with an initial Certificate Balance of $0.05.
(6) The Pass-Through Rate for each Class of Subordinate Certificates for any Distribution Date will be equal to (a) the sum of: (i) 6.750% multiplied by the difference between the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 1 over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, (ii) 6.500% multiplied by the difference between the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 2 over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, and (iii) 6.500% multiplied by the difference between the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 3 over the aggregate of the Class Certificate Balances of the group 3 senior certificates immediately prior to that Distribution Date, divided by (b) the aggregate Class Certificate Balance of the Subordinate Certificates immediately prior to that Distribution Date. The Pass-Through Rate for each Class of Subordinate Certificates for the first Distribution Date will be 6.6037% per annum.

Set forth below are designations of Classes or Components of Certificates to the categories used herein:


Accretion Directed Certificates.....Class 1-A-1 and Class 3-A-2 Certificates.

Accretion Directed Components.......None.

Accrual Certificates................Class 1-A-2 and Class 3-A-3 Certificates.

Accrual Components..................None.

Book-Entry Certificates.............All  Classes  of  Certificates  other  than  the  Physical
                                    Certificates.

Component Certificates..............Class PO Certificates.

Components..........................For purposes of calculating distributions of principal and/or interest, the
                                    Component Certificates, if any, will be
                                    comprised of multiple payment components
                                    having the designations, Initial Component
                                    Balances or Notional Amounts and
                                    Pass-Through Rates set forth below:

                                        Class PO
                                        --------
                                      Certificates
                                      ------------
                                                        Initial Component
                                      Designation       Principal Balance    Pass-Through Rate
                                      -----------       -----------------    -----------------

                                 Class PO-1 Component      $1,836,691               (1)
                                 Class PO-2 Component      $1,081,971               (1)
                                 Class PO-3 Component      $1,163,174               (1)
                                (1) The component does not bear interest.

Delay Certificates...........       All interest-bearing Classes of Certificates other than
                                    the Non-Delay Certificates, if any.

ERISA-Restricted
Certificates.................       The Residual Certificates and Private Certificates;
                                    certificates of any Class that no longer meets the
                                    applicable rating requirement of the Underwriter's
                                    Exemption.

Floating Rate Certificates...       None.

Inverse Floating Rate
Certificates.................       None.

COFI Certificates............       None.

LIBOR Certificates...........       None.

Loan Group 1
 Senior Certificates.........       Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X and Class
                                    A-R Certificates and the Class PO-1 Component.


                                              4


Group 1 Certificates.........       Loan Group 1 Senior Certificates and the portions of the
                                    Subordinate Certificates related to Loan Group 1.

Loan Group 2
 Senior Certificates.........       Class 2-A-1 and Class 2-X Certificates and the Class PO-2
                                    Component.

Group 2 Certificates.........       Loan Group 2 Senior  Certificates  and the portions of the
                                    Subordinate Certificates related to Loan Group 2.

Loan Group 3
 Senior Certificates.........       Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-X
                                    Certificates and the Class PO-3 Component.

Group 3 Certificates.........       Loan Group 3 Senior Certificates and the portions of the
                                    Subordinate Certificates related to Loan Group 3.

Non-Delay Certificates.......       None.

Notional Amount
Certificates.................       Class X Certificates.

Offered Certificates.........       All Classes of Certificates other than the Private
                                    Certificates.

Physical Certificates........       Private Certificates and the Residual Certificates.

Planned Principal Classes....       None.

Primary Planned Principal
Classes......................       None.

Principal Only
Certificates.................       Class PO Certificates.

Private Certificates.........       Class B-3, Class B-4 and Class B-5 Certificates.

Rating Agencies..............       Moody's and Fitch.

Regular Certificates.........       All Classes of Certificates, other than the Residual
                                    Certificates.

Residual Certificates........       Class A-R Certificates.

Scheduled Principal
Classes......................       None.

Secondary Planned Principal
Class........................       None.

Senior Certificate Group.....       The Loan Group 1 Senior Certificates, the Loan Group 2
                                    Senior Certificates or the Loan Group 3 Senior
                                    Certificates, as applicable.


                                              5


Senior Certificates..........       Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class
                                    3-A-1, Class 3-A-2, Class 3-A-3, Class PO, Class 1-X,
                                    Class 2-X, Class 3-X and Class A-R Certificates.

Subordinated Certificates ...       Class M, Class B-1, Class B-2, Class B-3, Class B-4 and
                                    Class B-5 Certificates.

Support Classes..............       None.

Targeted Principal
Classes......................       None.

        With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accretion Directed Certificates: As specified in the Preliminary
Statement.

     Accretion Direction Rule: With respect to any Distribution Date up to and including the applicable Accrual Termination Date relating to (i) the Class 1-A-2 Certificates, the related Accrual Amount shall be distributed sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and
(ii) the Class 3-A-3 Certificates, the related Accrual Amount shall be distributed sequentially, to the Class 3-A-2 and Class 3-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     Accrual Amount: With respect to any Class of Accrual Certificates and any Distribution Date prior to the applicable Accrual Termination Date, the amount allocable to interest on such Class of Accrual Certificates with respect to such Distribution Date pursuant to Section 4.02(a)(3).

     Accrual Certificates: As specified in the Preliminary Statement.

     Accrual Components: As specified in the Preliminary Statement.

     Accrual Termination Date: The earlier of (i) the date on which the Class Certificate Balances of each class of Subordinated Certificates has been reduced to zero, (ii) in the case of the Class 1-A-2 Certificates, the distribution date on which the Class Certificate Balance of the Class 1-A-1 Certificates is reduced to zero, and (iii) in the case of the Class 3-A-3 Certificates, the distribution date on which the Class Certificate Balance of the Class 3-A-2 Certificates is reduced to zero.

     Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate (in the case of Servicing Released Mortgage Loans) or Underlying Servicing Fee Rate (in the case of Servicing Retained Mortgage Loans).

     Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Rate. For purposes of determining whether any Substitute Mortgage Loan is a Discount Mortgage Loan or a Non-Discount Mortgage Loan and for purposes of calculating the applicable PO Percentage and applicable Non-PO Percentage, each Substitute Mortgage Loan shall be deemed to have an Adjusted Net Mortgage Rate equal to the Adjusted Net Mortgage Rate of the Deleted Mortgage Loan for which it is substituted.

     Advance: With respect to (i) the Servicing Released Master Servicer, (x) as to the Servicing Released Mortgage Loans in Loan Groups 1 and 2, the payment required to be made by the Servicing Released Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest, and (y) as to Loan Group 3, the payment required to be made by the Servicing Released Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of interest (net of the Master Servicing Fee for such Servicing Released Mortgage Loans and net of any net income in the case of any REO Property) on the Mortgage Loans in such Loan Groups that were due on the related Monthly Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Master Servicer has determined would constitute a Nonrecoverable Advance if advanced, and (ii) the Servicing Retained Master Servicer and the Servicing Retained Mortgage Loans, the payment required to be made by the Servicing Retained Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest that were due during the related Due Period, not received by the related Distribution Date and not advanced by the Underlying Servicer as provided in Section 4.01.

     Agency Insurance Agreements: Collectively, the FHA Insurance Contracts and VA Guaranty Agreements.

     Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

     Allocable Share: As to any Distribution Date and any Mortgage Loan (i) with respect to the Class X-1, Class X-2 and Class X-3 Certificates, (a) the ratio that the excess, if any, of the Adjusted Net Mortgage Rate with respect to such Mortgage Loan over the related Required Coupon bears to such Adjusted Net Mortgage Rate or (b) if the Adjusted Net Mortgage Rate with respect to such Mortgage Loan does not exceed the related Required Coupon, zero, (ii) with respect to the Class PO-1, Class PO-2 and Class PO-3 Components, zero and
(iii) with respect to each other Class of Certificates the product of (a) the lesser of (I) the ratio that the related Required Coupon bears to such Adjusted Net Mortgage Rate and (II) one, multiplied by (b) the ratio that the amount calculated with respect to such Distribution Date (A) with respect to the Senior Certificates of the related Senior Certificate Group, pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 4.02(d)) and (B) with respect to the Subordinated Certificates, pursuant to the definition of Assumed Interest Amount or after the second Senior Termination Date, pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 4.02(d)) bears to the aggregate amount calculated with respect to such Distribution Date for each such Class of Certificates pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amounts pursuant to Section 4.02(d)) or the definition of Assumed Interest Amount, as applicable.

     Amount Available for Senior Principal: As to any Distribution Date and
(a) Loan Group 1, the sum of (i) Available Funds for such Distribution Date and Loan Group and (ii) Remaining Available Funds for Loan Group 2 and Loan Group 3 for such Distribution Date, reduced by the aggregate amount distributable (or allocable to the Accrual Amount, if applicable) on such

Distribution Date in respect of interest on the related Senior Certificates pursuant to Section 4.02(a)(1)(i) or (b) Loan Group 2, the sum of (i) Available Funds for such Distribution Date and Loan Group and (ii) Remaining Available Funds for Loan Group 1 and Loan Group 3 for such Distribution Date, reduced by the aggregate amount distributable (or allocable to the Accrual Amount, if applicable) on such Distribution Date in respect of interest on the related Senior Certificates pursuant to Section 4.02(a)(2)(i) or (c) Loan Group 3, the sum of (i) Available Funds for such Distribution Date and Loan Group and (ii) Remaining Available Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, reduced by the aggregate amount distributable (or allocable to the Accrual Amount, if applicable) on such Distribution Date in respect of interest on the related Senior Certificates pursuant to Section 4.03(a)(3)(i).

     Amount Held for Future Distribution: As to any Distribution Date and Mortgage Loans in a Loan Group, the aggregate amount held in the related Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received in the month of such Distribution Date relating to such Loan Group and (ii) all Scheduled Payments due after the related Due Date relating to such Loan Group.

     Applicable Credit Support Percentage: As defined in Section 4.02(e).

     Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan.

     Assumed Balance: With respect to any Distribution Date, Class of Subordinated Certificates and Loan Group, each such Class' pro rata interest (based on their respective Class Certificate Balances) in such Loan Group equal to the product of the Subordinated Percentage for such Loan Group as of such Distribution Date and the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the Due Date occurring in the month of such Distribution Date.

     Assumed Interest Amount: With respect to any Distribution Date and Class of Subordinated Certificates, one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the applicable Assumed Balance.

     Available Funds: As to any Distribution Date and the Mortgage Loans in a Loan Group, an amount equal to (1) the sum of (a) the aggregate amount held in the related Certificate Account at the close of business on the related Determination Date in respect of such Mortgage Loans net of the related Amount Held for Future Distribution and net of amounts permitted to be withdrawn from such Certificate Account pursuant to clauses (i) through (x), inclusive, of
Section 3.08(a) in respect of such Mortgage Loans and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) through (iv), inclusive, of Section 3.08(b) in respect of such Mortgage Loans, (b) the aggregate amount of the related Advances and Bi-

Weekly Interest Shortfall Advances (as applicable), (c) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts remitted to the related Master Servicer for deposit to the related Certificate Account on the related Distribution Account Deposit Date minus (2) amounts reimbursable or otherwise payable to the Trustee pursuant to Section 8.05; provided, however, that on the second Senior Termination Date, Available Funds with respect to the Loan Group relating to the remaining Senior Certificate Group shall include the Available Funds from the other Loan Groups after all distributions are made on the Senior Certificates of the other Senior Certificate Groups and on any Distribution Date thereafter, Available Funds shall be calculated based on all the Mortgage Loans in the Mortgage Pool, as opposed to the Mortgage Loans in the related Loan Group.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

     Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported, in the case of the Servicing Retained Mortgage Loans, by the related Underlying Servicer to the Servicing Retained Master Servicer, and in the case of the Servicing Released Mortgage Loans, by the Servicing Released Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Underlying Servicer or the Servicing Released Master Servicer has notified the Trustee and the Certificate Administrator in writing that such Underlying Servicer or Servicing Released Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the related Underlying Servicer or the Servicing Released Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

     Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee and the Certificate Administrator to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it, without regard to the Class 3-A-2 Policy.

     Bankruptcy Loss Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

     Bi-Weekly Due Date: With respect to any Mortgage Loan in Loan Group 3, the day scheduled payments are due for such Mortgage Loan as provided in the related Mortgage Note.

     Bi-Weekly Interest Shortfall Advance: With respect to the Servicing Released Master Servicer, a Mortgage Loan in Loan Group 3 and a Distribution Date, the payment required to be made by the Servicing Released Master Servicer with respect to such Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the excess, if any, of (i) 30 days' interest at the related Adjusted Net Mortgage Rate on the Stated Principal Balance of the Mortgage Loan as of the first day of the Due Period related to such Distribution Date, over (ii) the amount of interest at such Adjusted Net Mortgage Rate collected or Advanced with respect to such Mortgage Loan and Due Period.

     Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

     Book-Entry Certificates: As specified in the Preliminary Statement.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the states of Minnesota, Maryland, New York or California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

     Certificate Account: The Servicing Released Certificate Account and/or the Servicing Retained Certificate Account, as the context requires.

     Certificate Administrator: Wells Fargo Bank Minnesota, National Association and its successors and assigns and, if a successor certificate administrator is appointed hereunder, such successor.

     Certificate Administrator Fee: As to any Distribution Date, an amount equal to one-twelfth of the Certificate Administrator Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

     Certificate Administrator Rate: 0.05% per annum.

     Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof (A) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.03 and (B) in the case of any Class of Accrual Certificates, increased by the Accrual Amount added to the Class Certificate Balance of such Class prior to such date. Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer arising under Section 11.03 hereof, "Certificate Balance" of the Class 3-A-2 Certificates shall not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal on such Certificates under the Class 3-A-2 Policy, except to the extent such payment shall have been reimbursed to the Certificate Insurer pursuant to the provisions of Section 4.02(a)(5) of this Agreement.

     Certificate Insurance Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 11.02(b) in the name of the Trustee for the benefit of the Class 3-A-2 Certificateholders and designated "First Union National Bank in trust for registered holders of CHL Mortgage Pass-Through Trust 2001-J1 Mortgage Pass-Through Certificates, Series 2001-J1, Class 3-A-2". Funds in the Certificate Insurance Account shall be held in trust for the Class 3-A-2 Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Insurance Premium Amount: With respect to any Distribution Date, the product of (x) one twelfth of the Certificate Insurance Premium Rate and (y) the Class Certificate Balance of the Class 3-A-2 Certificates for such Distribution Date prior to giving effect to any distributions of principal to be made on such Distribution Date.

     Certificate Insurance Premium Rate: 0.06% per annum.

     Certificate Insurer: Ambac Assurance Corporation, a stock insurance company organized and created under the laws of the State of Wisconsin, and any successors thereto.

     Certificate Insurer Default: Any failure by the Certificate Insurer to make any payment when and as required by the Class 3-A-2 Policy.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the Certificate Administrator are entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

     Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     Class 3-A-2 Policy: The irrevocable Certificate Guaranty Insurance Policy, No. AB047BE, including any endorsements thereto, issued by the Certificate Insurer with respect to the Class 3-A-2 Certificates, in the form attached hereto as Exhibit Q.

     Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

     Class Interest Shortfall: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

     Class Optimal Interest Distribution Amount: With respect to any Distribution Date and interest bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Certificate Balance or related Notional Amount, as applicable, subject to reduction as provided in
Section 4.02(d) and (ii) any Class Unpaid Interest Amounts for such Class.

     Class PO Component: The Class PO-1 Component, the Class PO-2 Component or the Class PO-3 Component, as applicable.

     Class PO Deferred Amount: As to any Distribution Date and Loan Group, the aggregate of the applicable PO Percentage of each Realized Loss, other than any Excess Loss, on a Discount Mortgage Loan in that Loan Group to be allocated to the related Class PO Component on such Distribution Date on or prior to the Senior Credit Support Depletion Date or previously allocated to that Class PO Component and not yet paid to the Holders of the Class PO Certificates.

     Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinated Certificates, the quotient (expressed as a percentage) of (a) the Class Certificate Balance of such Class of Certificates immediately prior to such Distribution Date divided by (b) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Certificates.

     Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

     Closing Date: June 29, 2001.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Component: As specified in the Preliminary Statement.

     Component Balance: With respect to any Class PO Component and any Distribution Date, the Initial Component Balance thereof on the Closing Date, less all amounts applied in reduction of the principal balance of such Component and Realized Losses allocated thereto on previous Distribution Dates.

     Component Certificates: As specified in the Preliminary Statement.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

     Coop Shares: Shares issued by a Cooperative Corporation.

     Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

     Cooperative Unit: A single family dwelling located in a Cooperative
Property.

     Corporate Trust Office: The designated office of the Trustee in the State of North Carolina at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 401 South Tryon St. NC-1179, Charlotte, North Carolina 28288, CWMBS, Inc. Series 2001-J1, facsimile no.
(704) 383-6039, and which is the address to which notices to and correspondence with the Trustee should be directed.

     Countrywide: Countrywide Home Loans, Inc., a New York corporation, and its successors in interest.

     Custodial Account: As defined in Section 3.19(p).

     Custodian: The custodial agent of the Trustee acting on behalf of the Trustee to receive, hold and safekeep the Mortgage Loan documents and instruments delivered to such Custodian pursuant to Section 2.01(c) hereof, which as of the date of this Agreement is Wells Fargo.

     Cut-off Date: In the case of any Mortgage Loan in Loan Group 1 or Loan Group 2, June 1, 2001 and for any Mortgage Loan in Loan Group 3, June 11, 2001.

     Cut-off Date Pool Principal Balance: $497,128,890.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     Delay Certificates: As specified in the Preliminary Statement.

     Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to Custodian on the Closing Date. The number of Delay Delivery Mortgage Loans shall not exceed 50% of the aggregate number of Mortgage Loans. To the extent that Countrywide shall be in possession of any Mortgage Files with respect to any Delay Delivery Loan, until delivery of such Mortgage File to the Custodian as provided in Section 2.01, Countrywide shall hold such files as a Master Servicer hereunder, as agent and in trust for the Trustee.

     Deleted Mortgage Loan: As defined in Section 2.03(c) hereof.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

     Depositor: CWMBS, Inc., a Delaware corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: As to any Distribution Date and (i) a Servicing Released Mortgage Loan, the 22nd day of each month or if such 22nd day is not a Business Day the next preceding Business Day; provided, however, that if such 22nd day or such Business Day, whichever is applicable, is less than two Business Days prior to the related Distribution Date, the Determination Date shall be the first Business Day which is two Business Days preceding such Distribution Date, and (ii) a Servicing Retained Mortgage Loan, the date specified in the related Underlying Servicing Agreement.

     Discount Mortgage Loan: Any Mortgage Loan in a Loan Group with an Adjusted Net Mortgage Rate that is less than the related Required Coupon.

     Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "First Union National Bank in trust for registered holders of

CHL Mortgage Pass-Through Trust 2001-J1 Mortgage Pass-Through Certificates, Series 2001-J1." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Distribution Account Deposit Date: As to any Distribution Date, 10:00 a.m. Pacific time on the Business Day immediately preceding such Distribution Date.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2001.

     Due Date: With respect to any Distribution Date, (i) in the case of Loan Groups 1 and 2, the Monthly Due Date and (ii) in the case of Loan Group 3, the Bi-Weekly Due Date.

     Due Period: As to any Distribution Date, (i) with respect to the Mortgage Loans in Loan Groups 1 and 2, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs, and (ii) with respect to the Mortgage Loans in Loan Group 3, the calendar month preceding the month in which such Distribution Date occurs.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Certificate Administrator.

     Eligible Repurchase Month: As defined in Section 3.11.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

     ERISA-Restricted Certificate: As specified in the Preliminary Statement.

     Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a) hereof.

     Event of Default: As defined in Section 7.01 hereof.

     Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, or (ii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Underlying Servicer or Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iii), exceeds
(i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

        Expense Rate: As to each Mortgage Loan, the sum of (i) the Master Servicing Fee Rate (in the case of Servicing Released Mortgage Loans) or Underlying Servicing Fee Rate (in the case of Servicing Retained Mortgage Loans), (ii) the Certificate Administrator Rate, and (iii) solely with respect to any Group 3 Mortgage Loan, the Certificate Insurance Premium Amount expressed as a per annum rate across all Group 3 Mortgage Loans.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: The Federal Housing Administration, an agency within HUD.

     FHA Approved Mortgagee: Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

     FHA Insurance Contract or FHA Insurance: The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

     FHA Loan: A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

     FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicers.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

     Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

     Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation, and in the case of the Servicing Retained Mortgage Loans, as reported, by the related Underlying Servicer to the Servicing Retained Master Servicer.

     Fraud Loss Coverage Amount: As of the Closing Date, $9,942,577 subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of June 1, 2001, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of June 1, 2001, to an amount equal to the lesser of
(i) 1% of the then current Pool Stated Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of June 1, 2001 over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of June 1, 2001, to zero.

     Guaranteed Distribution: With respect to the Class 3-A-2 Certificates,
(i) the Class Optimal Interest Distribution Amount applicable to the Class 3-A-2 Certificates, (ii) the principal portion of any Realized Loss allocated to the Class 3-A-2 Certificates and (iii) the Class Certificate Balance of the Class 3-A-2 Certificates to the extent unpaid on the final distribution date or earlier termination of the Trust Fund pursuant to the terms of this Agreement.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

     Index: None.

     Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Initial Bankruptcy Coverage Amount: $100,000.

     Initial Component Balance: As specified in the Preliminary Statement.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy (other than the Class 3-A-2 Policy), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies and Agency Insurance Agreements.

     Insurance Premium: An amount equal to the Certificate Insurance Premium Amount.

     Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Period: With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date.

     Interim Representation and Warranty Period: With respect to (i) a Servicing Released Mortgage Loan sold to the Seller pursuant to the Transferor Mortgage Loan Purchase Agreement dated as of June 15, 2001, from June 15, 2001 to the Closing Date, and (ii) a Servicing Retained Mortgage Loan sold to the Seller pursuant to the Transferor Mortgage Loan Purchase Agreement dated as of June 22, 2001, June 22, 2001 to the Closing Date.

     Latest Possible Maturity Date: The Distribution Date in December 2033.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicing Released Master Servicer has determined (in accordance with this Agreement) or the related Underlying Servicer has determined (in accordance with the related Underlying Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of the related unreimbursed Master Servicing Fees (in the case of Servicing Released Mortgage Loans) or Underlying Servicing Fees (in the case of Servicing Retained Mortgage Loans), Servicing Advances and Advances.

     Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3, as applicable.

     Loan Group 1: All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Group 1 Senior Certificates: As specified in the Preliminary
Statement.

     Loan Group 2: All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Group 2 Senior Certificates: As specified in the Preliminary
Statement.

     Loan Group 3: All Mortgage Loans identified as Loan Group 3 Mortgage Loans on the Mortgage Loan Schedule.

     Loan Group 3 Senior Certificates: As specified in the Preliminary
Statement.

     Loan Guaranty Certificate: The certificate evidencing a VA Guaranty Agreement.

     Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

     Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Master Servicer: The Servicing Released Master Servicer or the Servicing Retained Master Servicer, as the context requires.

     Master Servicer Advance Date: As to any Distribution Date, 10:00 a.m. Pacific time on the Business Day immediately preceding such Distribution Date.

     Master Servicing Fee: As to each Servicing Released Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Servicing Released Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Servicing Released Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in
Section 3.14.

     Master Servicing Fee Rate: With respect to each Servicing Released Mortgage Loan, 0.25% per annum.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

     Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicers.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Insurance Certificate: The certificate evidencing an FHA Insurance Contract.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicing Released Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan by Loan Group:

          (i) the Master Servicer and, if the Master Servicer is the Servicing Retained Master Servicer, the Underlying Servicer for such Mortgage Loan;

          (ii) the loan number;

          (iii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iv) the maturity date;

          (v) the original principal balance;

          (vi) the Cut-off Date Principal Balance;

          (vii) the first payment date of the Mortgage Loan;

          (viii) the Scheduled Payment in effect as of the Cut-off Date;

          (ix) the Loan-to-Value Ratio at origination;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating whether the residential dwelling is either
          (a) a detached single family dwelling (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD),
          (d) a two- to four-unit residential property or (e) a Cooperative
          Unit;

          (xii) the Mortgage Rate;

          (xiii) reserved;

          (xiv) the purpose for the Mortgage Loan;

          (xv) the type of documentation program pursuant to which the Mortgage Loan was originated;

          (xvi) the Master Servicing Fee or Underlying Servicing Fee, as applicable, for the Mortgage Loan;

          (xvii) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

          (xviii) a code indicating whether the Mortgage Loan is conventional, insured by the FHA or guaranteed by the VA.

     Such schedule shall also set forth the total of the amounts described under (v) and (vi) above for all of the Mortgage Loans.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any interest premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

     Mortgagor: The obligor(s) on a Mortgage Note.

     National Cost of Funds Index: The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.

     Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds an amount equal to the sum of (i) in the case of the Servicing Released Mortgage Loans, (x) 0.125%, multiplied by (y) one-twelfth, multiplied by (z) the aggregate Stated Principal Balances of the Servicing Released Mortgage Loans as of the first day of the prior month, or
(ii) in the case of the Servicing Retained Mortgage Loans and each Underlying Servicer, (x) the related Underlying Servicing Fee Rate applicable to such Underlying Servicer, multiplied by (y) one-twelfth, multiplied by (z) the aggregate Stated Principal Balances of the Servicing Retained Mortgage Loans serviced by such Underlying Servicer as of the first day of the prior month.

     Non-Delay Certificates: As specified in the Preliminary Statement.

     Non-Discount Mortgage Loan: Any Mortgage Loan with an Adjusted Net Mortgage Rate that is greater than or equal to the Required Coupon for such Loan Group.

     Non-PO Formula Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan in the related Loan Group on the related Due Date, (b) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller, a Transferor or the Servicing Released Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in a Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments for such Loan Group received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

     Non-PO Percentage: As to any Discount Mortgage Loan in a Loan Group, a fraction (expressed as a percentage) the numerator of which is the Adjusted Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the related Required Coupon. As to any Non-Discount Mortgage Loan, 100%.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by a Master Servicer or Underlying Servicer, as applicable, that, in the good faith judgment of such Master Servicer or Underlying Servicer, will not be ultimately recoverable by such Master Servicer or Underlying Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

     Notional Amount: With respect to any Distribution Date and (i) the Class X-1 Certificates, the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans in the Loan Group 1 as of the first day of the related Due Period (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date), (ii) the Class X-2 Certificates, the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans in the Loan Group 2 as of the first day of the related Due Period (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due
Date), and (iii) the Class X-3 Certificates, the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans in the Loan Group 3 as of the first day of the related Due Period (prior to giving effect to any Scheduled Payments due on such Mortgage Loans during such Due Period).

     Notional Amount Certificates: As specified in the Preliminary Statement.

     Offered Certificates: As specified in the Preliminary Statement.

     Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or a Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Certificate Administrator and the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or a Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee or the Certificate Administrator, as applicable; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and each Master Servicer, (ii) not have any direct financial interest in the Depositor or any Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or any Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

     Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinated Certificates, the corresponding percentage described below, as of the Closing Date:

               Class M              2.50%
               Class B-1            1.15%
               Class B-2            0.60%
               Class B-3            0.30%
               Class B-4            0.20%
               Class B-5            0.10%

     Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

     Original Subordinated Principal Balance: On or prior to the second Senior Termination Date, the Subordinated Percentage for a Loan Group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in such Loan Group, in each case as of the Cut-off Date; or if such date is after the second Senior Termination Date, the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

     Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

     Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Class 3-A-2 Policy);

          (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (without regard to the Class 3-A-2 Policy);

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof (including the Certificate Administrator acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (without regard to the Class 3-A-2 Policy);

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution (including the Certificate Administrator acting in its commercial banking capacity) to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (including the Certificate Administrator acting in its commercial banking capacity) containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (without regard to the Class 3-A-2 Policy);

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

          (viii) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, including any such portfolio for which the Certificate Administrator or any affiliate thereof acts as manager or advisor; and

          (ix) such other relatively risk-free investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (without regard to the Class 3-A-2 Policy), as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

     Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the
Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8EC1, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Physical Certificate: As specified in the Preliminary Statement.

     Planned Balance: With respect to any Planned Principal Class or Component and any Distribution Date appearing in Schedule IV hereto, such Class's or Component's portion of the amount appearing opposite such Distribution Date for such Class or Component.

     Planned Principal Classes: As specified in the Preliminary Statement.

     Planned Principal Components: As specified in the Preliminary Statement.

     PO Formula Principal Amount: As to any Distribution Date and Class PO Component, the sum of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan in the related Loan Group during the related Due Period, (b) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller, a Transferor or the Servicing Released Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan in the related Loan Group received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the month preceding the calendar month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments with respect to the Mortgage Loans in the related Loan Group received during the related Prepayment Period.

     PO Percentage: As to any Discount Mortgage Loan in a Loan Group, a fraction (expressed as a percentage) the numerator of which is the excess of the Required Coupon for such Loan Group over the Adjusted Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is such Required Coupon. As to any Non-Discount Mortgage Loan, 0%.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Preference Amounts: As defined in the Class 3-A-2 Policy.

     Prepayment Interest Excess: As to any Principal Prepayment received by the Servicing Released Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicing Released Master Servicer as additional master servicing compensation.

     Prepayment Interest Shortfall: As to any Distribution Date and with respect to (i) a Servicing Released Mortgage Loan, for any Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment, and (ii) a Servicing Retained Mortgage Loan, for any Principal Prepayment received during the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date), the amount, if any, by which one month's interest at the related Mortgage Rate, net of the related Underlying Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, and with respect to the Servicing Released Mortgage Loans, the period from the 16th day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the 15th of the month of such Distribution Date. As to any Distribution Date, and with respect to the Servicing Retained Mortgage Loans, the preceding calendar month.

     Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     Primary Planned Principal Classes: As specified in the Preliminary
Statement.

     Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicing Released Master Servicer or related Underlying Servicer in accordance with the terms of the related Mortgage Note.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Priority Amount: For any Distribution Date, an amount equal to the sum of
(x) the product of (A) the Scheduled Principal Distribution Amount for Loan Group 1, (B) the Shift Percentage and (C) the Priority Percentage and (y) the product of (A) the Unscheduled Principal Distribution Amount for Loan Group 1,
(B) the Shift Percentage and (C) the Priority Percentage.

     Priority Percentage: For any Distribution Date, a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in Loan Group 1 for such Distribution Date.

     Private Certificate: As specified in the Preliminary Statement.

     Pro Rata Share: As to any Distribution Date, the Subordinated Principal Distribution Amount and any Class of Subordinated Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinated Certificates.

     Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

     Prospectus Supplement: The Prospectus Supplement dated June 27, 2001 relating to the Offered Certificates.

     PUD: Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be purchased by a Transferor pursuant to a Transferor Mortgage Loan Purchase Agreement, the Seller pursuant to Section 2.02 or 2.03 hereof or purchased at the option of the Servicing Released Master Servicer pursuant to Section 3.11, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Servicing Released Master Servicer or (y) if the purchaser is the Seller and the Seller is the Servicing Released Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, and (iii) all unreimbursed Servicing Advances relating to such Mortgage Loan (unless in the case of this clause (iii) the purchaser is (x) the Servicing Released Master Servicer or (y) the Seller and the Seller is the Servicing Released Master Servicer).

     Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the first day of the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

     Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

     Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     Regular Certificates: As specified in the Preliminary Statement.

     Reimbursement Amount: The amount of all Guaranteed Distributions and other payments made by the Certificate Insurer pursuant to the Class 3-A-2 Policy which have not been previously repaid (without any interest on such amount).

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

     Remaining Available Funds: As to any Distribution Date and Loan Group, Available Funds for such Loan Group remaining after making the distributions pursuant to, with respect to Loan Group 1, Section 4.02(a)(1), with respect to Loan Group 2, Section 4.02(a)(2) and, with respect to Loan Group 3, Section 4.02(a)(3), in each case as described in such Section.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

     REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: The Request for Release submitted by the related Underlying Servicer or the Servicing Released Master Servicer to the Custodian, substantially in the form of Exhibit N, as appropriate.

     Required Coupon: With respect to Loan Group 1, 6.75% per annum, and with respect to Loan Groups 2 and 3, 6.50% per annum.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy (other than the Class 3-A-2 Policy) that is required to be maintained from time to time under this Agreement.

     Residual Certificates: As specified in the Preliminary Statement.

     Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee, Custodian or Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Restricted Classes: As defined in Section 4.02(e).

     Scheduled Balances: Not applicable.

     Scheduled Classes: As specified in the Preliminary Statement.

     Scheduled Payment: The scheduled monthly or bi-monthly (as applicable) payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly or bi-monthly (as applicable) payment due on such Mortgage Loan.

     Scheduled Principal Distribution Amount: For Loan Group 1 and any Distribution Date, an amount equal to the sum of all amounts described in clauses (a) through (d) of the definition of Non-PO Formula Principal Amount for such Loan Group and Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage

Loan in such Loan Group that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount for Loan Group 1 will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     Secondary Planned Principal Classes: As specified in the Preliminary Statement.

     Securities Act: The Securities Act of 1933, as amended.

     Seller: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

     Senior Certificate Group: As specified in the Preliminary Statement.

     Senior Certificates: As specified in the Preliminary Statement.

     Senior Credit Support Depletion Date: The date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

     Senior Percentage: As to any Senior Certificate Group and Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates of such Senior Certificate Group (other than the applicable Class PO Component) immediately prior to such date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group as of the Due Date in the month of such Distribution Date; provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage for the Senior Certificates of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each such Class of Senior Certificates (other than the applicable Class PO Component) immediately prior to such date and the denominator is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class PO Certificates), immediately prior to such date.

     Senior Prepayment Percentage: As to a Senior Certificate Group and any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage of such Senior Certificate Group, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment

Percentage will occur unless both of the Senior Step Down Conditions are satisfied with respect to all of the Loan Groups.

     Senior Principal Distribution Amount: As to any Distribution Date and Senior Certificate Group, the sum of (i) the sum, not less than zero, of the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" with respect to the related Loan Group for such Distribution Date,
(ii) with respect to any Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the related Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the related Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" with respect to the related Loan Group for such Distribution Date; provided, however that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in the related Loan Group that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss; provided further, however, on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Certificate Group will be calculated pursuant to the above formula based on all the Mortgage Loans in the Mortgage Pool, as opposed to the Mortgage Loans in the related Loan Group and, if such Distribution Date is the second Senior Termination Date, shall be reduced by the amount of the principal distribution made pursuant to (a) if the Loan Group 1 Senior Certificates are reduced to zero on such date, Section 4.02(a)(1)(iv)(y) or
(b) if the Loan Group 2 Senior Certificates are reduced to zero on such date,
Section 4.02(a)(2)(iv)(y) or (c) if the Loan Group 3 Senior Certificates are reduced to zero on such date, Section 4.02(a)(3)(iv)(y).

     Senior Step Down Conditions: With respect to each Loan Group: (i) the outstanding principal balance of all Mortgage Loans in a Loan Group delinquent 60 days or more (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the Mortgage Loans in that Loan Group, or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the Subordinated Certificates, does not equal or exceed 50%, and (ii) cumulative Realized Losses on the Mortgage Loans in each Loan Group do not exceed: (a) for the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) for the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) for the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) for the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) for the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

     Senior Termination Date: For Senior Certificate Group 1, the Distribution Date on which the Class Certificate Balance of the Loan Group 1 Senior Certificates (other than the Class PO-1 Component) has been reduced to zero. For Senior Certificate Group 2, the Distribution Date on which the Class Certificate Balances of the Loan Group 2 Senior Certificates (other than the Class PO-2 Component) have been reduced to zero. For Senior Certificate Group 3, the Distribution Date on which the Class Certificate Balances of the Loan Group 3 Senior Certificates (other than the Class PO-3 Component) have been reduced to zero.

     Servicing Advances: With respect to (i) any Servicing Released Mortgage Loan, all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicing Released Master Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any expenses reimbursable to the Servicing Released Master Servicer pursuant to
Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 3.09, and (ii) any Servicing Retained Mortgage Loan, all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the related Underlying Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any expenses reimbursable to the related Underlying Servicer pursuant to the terms of the related Underlying Servicing Agreement and any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with any obligations under the related Underlying Servicing Agreement to maintain hazard insurance or primary insurance policies.

     Servicing Officer: Any officer of a Master Servicer or Underlying Servicer involved in, or responsible for, the administration, servicing and master servicing of the related Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator by such Master Servicer or Underlying Servicer, as the case may be, on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     Servicing Released Certificate Account: The separate Eligible Account or Accounts created and maintained by the Servicing Released Master Servicer pursuant to Section 3.05 with a depository institution in the name of the Servicing Released Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Countrywide Home Loans, Inc. in trust for the registered holders of CHL Mortgage Pass-Through Trust 2001-J1 Mortgage Pass-Through Certificates Series 2001-J1.

     Servicing Released Mortgage Loans: Mortgage Loans other than Servicing Retained Mortgage Loans.

     Servicing Released Master Servicer: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns, in its capacity as a master servicer hereunder.

     Servicing Retained Certificate Account: The separate Eligible Account or Accounts created and maintained by the Servicing Retained Master Servicer pursuant to Section 3.19(e) with a depository institution in the name of the Servicing Retained Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for the registered holders of CHL Mortgage Pass-Through Trust 2001-J1 Mortgage Pass-Through Certificates Series 2001-J1".

     Servicing Retained Mortgage Loans: The Mortgage Loans serviced by Underlying Servicers pursuant to Underlying Servicing Agreements.

     Servicing Retained Master Servicer: Wells Fargo Bank Minnesota, National Association, a national banking association, and its successors and assigns, in its capacity as a master servicer hereunder.

     Shift Percentage: For any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; for any Distribution Date thereafter, 100%.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10041,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicers.

     Startup Day: The Closing Date.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Subordinated Certificates: As specified in the Preliminary Statement.

     Subordinated Percentage: As to any Distribution Date on or prior to the second Senior Termination Date and Loan Group, 100% minus the Senior Percentage for the Senior Certificate Group relating to such Loan Group for such Distribution Date. As to any Distribution Date after the second Senior Termination Date, 100% minus the Senior Percentage for such Distribution Date.

     Subordinated Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the related Senior Prepayment Percentage for such Distribution Date.

     Subordinated Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to the sum, not less than zero, of (A) the sum of (i) the

Subordinated Percentage of the applicable Non-PO Percentage for such Loan Group of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage for such Loan Group of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Loan Group and Distribution Date, minus (B) the amount of any payments in respect of related Class PO Deferred Amounts on such Distribution Date; provided, however, that on any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Loan Group.

     Subservicer: Any person to whom the Servicing Released Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02 hereof.

     Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi) comply with each representation and warranty set forth in Section 2.03 hereof.

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

     Support Classes: As specified in the Preliminary Statement.

     Targeted Balances: With respect to any Targeted Principal Classes or Components and any Distribution Date appearing in Schedule IV hereto, the applicable amount appearing opposite such Distribution Date for such respective Class or Component.

     Targeted Principal Classes: As specified in the Preliminary Statement.

     Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulationss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Trustee.

     Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.05.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     Transferor: Each of (i) People's Bank of California, a federally chartered savings bank, or its successor in interest and (ii) People's Preferred Capital Corporation, a Maryland corporation, or its successor in interest.

     Transferor Mortgage Loan Purchase Agreements: (i) The Mortgage Loan Purchase and Interim Underlying Servicing Agreement dated as of June 15, 2001 among People's Preferred Capital Corporation, People's Bank of California and Countrywide, and (ii) the Mortgage Loan Purchase and Underlying Servicing Agreement dated as of June 22, 2001 among People's Preferred Capital Corporation, People's Bank of California and Countrywide, in each case as amended, supplemented or otherwise modified pursuant to the terms thereof.

     Trustee: First Union National Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

     Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Class 3-A-2 Policy; (iii) the Certificate Accounts, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (v) the Underlying Servicing Rights;
(vi) all of the Seller's rights under the Transferor Mortgage Loan Purchase Agreements with respect to the Mortgage Loans conveyed pursuant to the terms thereof; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     Underlying Servicer: Each of Temple-Inland Mortgage Corporation, Cendant Mortgage Corporation and Chase Mortgage Company, and their respective permitted successors and assigns under the related Underlying Servicing Agreements, as servicers of the related Servicing Retained Mortgage Loans pursuant to the related Underlying Servicing Agreements.

     Underlying Servicing Agreement: Each sale and servicing or similar agreement pursuant to which an Underlying Servicer services the Servicing Retained Mortgage Loans, as the same may be amended, supplemented or otherwise modified pursuant to its terms.

     Underlying Servicing Fee: For each Servicing Retained Mortgage Loan, the servicing fee payable in respect thereof to the related Underlying Servicer pursuant to the related Underlying Servicing Agreement.

     Underlying Servicing Fee Rate: For each Servicing Retained Mortgage Loan, the per annum rate at which the servicing fee is payable in respect thereof to the related Underlying Servicer pursuant to the related Underlying Servicing Agreement.

     Underlying Servicing Rights: As defined in Section 2.01(a).

     Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     Unscheduled Principal Distribution Amount: For Loan Group 1 and any Distribution Date, an amount equal to the sum of (1) with respect to each Mortgage Loan in Loan Group 1 that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (2) the applicable Non-PO Percentage of the amount described in clause (f) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     VA: The United States Department of Veterans Affairs.

     VA Approved Lender: Those institutions that are approved by the VA to act as servicer and mortgagee of record pursuant to VA Regulations.

     VA Guaranty Agreements: With respect to a VA Loan, the agreements evidencing the guaranty of such Mortgage Loan by the VA.

     VA Loan: A Mortgage Loan guaranteed by the VA.

     VA Regulations: Any and all regulations promulgated by the VA under the Servicemen's Readjustment Act of 1944, as amended.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights (or 100% of the Voting Rights if there is no Class of Notional Amount Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

     Wells Fargo: Wells Fargo Minnesota, National Association, a national banking association.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans.

         (a) Each Transferor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Seller all of its rights under each Underlying Sale and Servicing Agreement to have each Underlying Servicer service the related Servicing Retained Mortgage Loans pursuant to the terms thereof (collectively, the "Underlying Servicing Rights"). The Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to (i) the Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, (ii) all of the Seller's rights under the Transferor Mortgage Loan Purchase Agreements with respect to the Mortgage Loans conveyed pursuant to the terms thereof, and (iii) the Underlying Servicing Rights; provided, however, so long as the Servicing Released Master Servicer is an FHA Approved Mortgagee, the Commissioner of HUD shall have no obligation to recognize or deal with any person other than the Servicing Released Master Servicer with respect to FHA Insurance. On or prior to the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Custodian or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of the Delay Delivery Mortgage Loans, such delivery may take place within thirty (30) days following the Closing Date). Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans. With respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Seller shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the applicable Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.

         (b) Immediately upon the conveyance of the Mortgage Loans referred to in clause (a), the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor's right to require (i) the Seller to cure any breach of a representation or warranty made herein by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance herewith and (ii) the Transferors to cure any breach of a representation or warranty made in the applicable Transferor Mortgage Loan Purchase Agreement or to repurchase for any affected Mortgage Loan in accordance herewith. In addition, on or prior to the Closing Date, the Depositor shall cause the Certificate Insurer to deliver the Class 3-A-2 Policy to the Trustee.

         (c) In connection with the transfer and assignment set forth in clause (b) above, the Depositor has delivered or caused to be delivered to the Custodian (or, in the case of the Delay Delivery Mortgage Loans, will deliver or cause to be delivered to the Custodian within thirty (30) days following the Closing Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) (A) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

                   (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

               (ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Mortgage Loan or if the Mortgage Loan was not a MOM Mortgage Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

               (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage "in blank" or to "First Union National Bank, as Trustee on behalf of Certificateholders of CWMBS Mortgage Pass-Through Certificates, Series 2001-J1" (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico;

               (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

               (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto;

               (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                    (a) The Coop Shares, together with a stock power in blank;

                    (b) The executed Security Agreement;

                    (c) The executed Proprietary Lease;

                    (d) The executed Recognition Agreement;

                    (e) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                    (f) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation);

               (vii) for each FHA Loan, the original Mortgage Insurance Certificate; and

               (viii) for each VA Loan, the original Loan Guaranty
          Certificate.

     In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the related Master Servicer to, and each Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

     In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage,
(b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii),
(iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either a Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or a Master Servicer to the Custodian. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicing Released Master Servicer or Underlying Servicer, as applicable, shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

     As promptly as practicable subsequent to such transfer and assignment, and in any event, within ninety (90) days thereafter, the Custodian shall affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, and the Seller shall (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and
(ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Seller has not received the information required to prepare such assignment in recordable form, the Seller's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Seller need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction (including Puerto
Rico) under the laws of which in the opinion of counsel the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

     In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian, will deposit in the related Certificate Account the portion of such payment that is required to be deposited in such Certificate Account pursuant to Section 3.08 hereof.

     Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Seller shall either (i) deliver to the Custodian or other designee of the Depositor the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii)
(A) substitute a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase the Delayed Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03); provided, however, that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty-day period provided in the prior sentence, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver.

         (d) [reserved]

         (e) [reserved]

         (f) [reserved]

     SECTION 2.02. Acceptance by Custodian of the Mortgage Loans.

         (a) The Custodian acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota.

     The Custodian agrees to execute and deliver on the Closing Date to the Trustee (who shall furnish a copy to the Depositor, the Servicing Released Master Servicer and the Seller) an Initial Certification in the form annexed hereto as Exhibit F. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     On or about the fifth (5th) Business Day after receipt of the related Mortgage Files for any Delay Delivery Mortgage Loans, the Custodian shall deliver to the Trustee (who shall furnish a copy to the Depositor, each Master Servicer and the Seller) a Delay Delivery Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon.

     Not later than 90 days after the Closing Date, the Custodian shall deliver to the Trustee (who shall furnish a copy to the Depositor, each Master Servicer, the Certificate Insurer and the Seller) a Final Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon to the effect that, (i) all documents required to be delivered pursuant to this Agreement are in its possession,
(ii) all documents delivered by the Seller or the Depositor to the Custodian pursuant to Section 2.01(c), other than (iv), (vi)(d), (vii) and (viii) of
Section 2.01(c), have been reviewed by the Custodian and have not been mutilated or damaged and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related mortgagor) and relate to such Mortgage Loan, and (iii) based on the examination of the Custodian, and only as to the foregoing documents, the information set forth in sub-paragraphs (ii), (iii) and (v) of the definition of Mortgage Loan Schedule, accurately reflects the information set forth in the Mortgage File. In no event, however, shall the Custodian be obligated to confirm any MERS-related information.

     If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Custodian shall list such as an exception in the Final Certification; provided, however that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicing Released Master Servicer, the Trustee or the Seller, on the one hand, and the Custodian, on the other hand, over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Custodian shall deliver written notice to the Trustee within 270 days from the Closing Date indicating each Mortgage Loan which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan, whereupon the Trustee shall deliver written notice to each Rating Agency indicating the same information. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Custodian. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N, who will then direct the Custodian to release the related Mortgage File. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the related Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Custodian at the written direction of the Trustee shall release the related Mortgage File to the Seller and the Trustee shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases an Mortgage Loan that is a MERS Mortgage Loan, the Servicing Released Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller as the beneficial holder of such Mortgage Loan.

         (b) [reserved]

         (c) The Custodian shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Master Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of such Master Servicer from time to time.

         (d) It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

     SECTION 2.03. Representations, Warranties and Covenants of the Seller, the Servicing Released Master Servicer and the Transferors.

         (a) Countrywide Home Loans, Inc., in its capacities as Seller and a Master Servicer, hereby makes the representations and warranties set forth in
Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

         (b) The Seller, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) or a breach of a representations that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b), which breach occurred during the Interim Representation and Warranty Period and with respect to a breach of a representation and warranty with respect to a Mortgage Loan under Section 2.01(e)(i) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee (who shall forward a copy to the Custodian) of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Substitute Mortgage Loan. The Seller shall promptly reimburse the related Master Servicer and the Trustee for any expenses reasonably incurred by the related Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodian, as agent for the Trustee for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicing Released Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicing Released Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Custodian and the Servicing Retained Master Servicer. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the related Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian upon receipt of a Request for Release therefor shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

     For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the related Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the related Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 and receipt by the Trustee of a Request for Release in the form of Exhibit N hereto, a copy of which it shall forward to the Custodian, the Custodian upon receipt of a Request for Release therefor shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian, as agent for the Trustee for the benefit of the Certificateholders.

         (d) Each Transferor, jointly and severally, hereby makes the representations and warranties set forth in the Transferor Mortgage Loan Purchase Agreements with respect to the Mortgage Loans that were conveyed thereunder, and by this reference incorporated herein, to the Depositor and the Trustee, as of the dates specified in such Transferor Mortgage Loan Purchase Agreements. Upon discovery by any of the parties hereto of a breach of a representation or warranty that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each Transferor, jointly and severally, hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this paragraph (d) pursuant to which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below With respect to the representations and warranties described in this paragraph (d) which are made to the best of a Transferor's knowledge (if any), if it is discovered by either the Depositor, the Seller, a Transferor, the Certificate Administrator, a Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding a Transferor's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     In the event that a Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the related Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferors became obligated hereunder to repurchase such Mortgage Loan and upon such deposit of the Purchase Price and receipt by the Trustee of a Request for Release in the form of Exhibit N hereto, a copy of which it shall forward to the Custodian, the Custodian upon receipt of a Request for Release therefor shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian, as agent for the Trustee for the benefit of the Certificateholders.

     SECTION 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

     The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Mortgage Loans including, without limitation, the representations and warranties of the Seller made pursuant to Section 2.03(b) hereof and the representations and warranties of the Transferors made pursuant to Section 2.03(d), together with all rights of the Depositor to require the Seller or the Transferors to cure any breach thereof or to repurchase or, in the case of the Seller, substitute for any affected Mortgage Loan in accordance with this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

     SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions.

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee, with a copy to the Certificate Administrator and the Custodian, an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee, the Custodian, the Certificate Administrator or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (b) Upon discovery by the Depositor, the Seller, a Master Servicer, the Custodian or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Seller, at the Seller's option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or
(ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee and the Custodian shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as they would a Mortgage Loan repurchased for breach of a representation or warranty contained in
Section 2.03.

     SECTION 2.06. Execution and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

     SECTION 2.07. REMIC Matters.

     The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to the REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. The REMIC's fiscal year shall be the calendar year.

     SECTION 2.08. Covenants of the Master Servicers.

     Each Master Servicer hereby covenants to the Depositor and the Trustee as follows:

          (a) such Master Servicer shall comply in the performance of its obligations under this Agreement and, in the case of the Servicing Released Master Servicer, with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

          (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Custodian or the Trustee and prepared by such Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

                                 ARTICLE III

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     SECTION 3.01. Servicing Released Master Servicer to Service Servicing Released Mortgage Loans.

     For and on behalf of the Certificateholders, the Servicing Released Master Servicer shall service and administer the Servicing Released Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicing Released Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Servicing Released Mortgage Loans, and (v) in the case of Servicing Released Mortgage Loans that are FHA Loans and VA Loans, taking all actions that a mortgagee is permitted or required to take by the FHA or the VA, as the case may be; provided that the Servicing Released Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Servicing Released Mortgage Loans or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicing Released Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Servicing Released Mortgage Loans, and shall not make or permit any modification, waiver or amendment of any Servicing Released Mortgage Loans which would cause the REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicing Released Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicing Released Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Servicing Released Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicing Released Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicing Released Master Servicer to service and administer the Servicing Released Mortgage Loans to the extent that the Servicing Released Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicing Released Master Servicer. The Servicing Released Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicing Released Master Servicer or the Subservicer, as the case


                                    III-1
may be, believes it appropriate in its best judgment to register any Mortgage Loans on the MERS(R) System, or cause the removal from the registration of any Mortgage Loans on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

     In accordance with the standards of the preceding paragraph, the Servicing Released Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to Servicing Released Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Servicing Released Master Servicer, if any, in effecting the timely payments of taxes and assessments on such Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Servicing Released Mortgage Loans, notwithstanding that the terms of such Servicing Released Mortgage Loans so permit.

     In servicing and administering Servicing Released Mortgage Loans that are FHA Loans or VA Loans, the Servicing Released Master Servicer shall comply strictly with the National Housing Act, the FHA Regulations, the Servicemen's Readjustment Act and the VA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any such Servicing Released Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each related Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract and VA Guaranty Agreement inure to the Trustee, on behalf of the Certificateholders. The Servicing Released Master Servicer shall not permit any modification with respect to any Servicing Released Mortgage Loan that is a FHA Loan or VA Loan if such modification would materially adversely affect the related FHA Insurance Contract or VA Guaranty Agreement, as the case may be.

     SECTION 3.02. Subservicing; Enforcement of the Obligations of Servicers.

         (a) The Servicing Released Master Servicer may arrange for the subservicing of any Servicing Released Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Servicing Released Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicing Released Master Servicer in servicing the Servicing Released Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicing Released Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicing Released Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicing Released Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the


                                    III-2

Servicing Released Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicing Released Master Servicer alone were servicing and administering the Servicing Released Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicing Released Master Servicer with the same force and effect as if performed directly by the Servicing Released Master Servicer.

         (b) For purposes of this Agreement, the Servicing Released Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Servicing Released Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicing Released Master Servicer.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Master Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of a Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of a Master Servicer hereunder; provided that the Master Servicers shall not be relieved of any of their obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of a Master Servicer hereunder or otherwise.

     SECTION 3.04. Countrywide or Trustee to Act as Servicing Retained Master Servicer; Trustee to Act as Servicing Released Master Servicer.

     In the event that the Servicing Released Master Servicer shall for any reason no longer be the Servicing Released Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee or its successor shall thereupon assume all of the rights and obligations of the Servicing Released Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicing Released Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Servicing Released Master Servicer), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Servicing Released Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Servicing Released Mortgage Loans pursuant to Section 2.02 or 2.03 hereof,
(iv) responsible for expenses of the Servicing Released Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicing Released Master Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Servicing Released Master Servicer shall for any reason no longer be the Servicing Released Master Servicer (including by reason of any Event of Default), the Trustee or its designee or its successor shall succeed to any rights and obligations of the Servicing Released Master Servicer under each subservicing agreement; provided however, that neither the Trustee nor its designee shall be deemed to have assumed any


                                    III-3
liability or obligation of the Servicing Released Master Servicer that arose before it ceased to be Servicing Released Master Servicer as applicable.

     In the event that the Servicing Retained Master Servicer shall for any reason no longer be the Servicing Retained Master Servicer hereunder (including by reason of an Event of Default), and Countrywide satisfies the requirements for a successor to a terminated Master Servicer listed in Section
7.02 hereof, then Countrywide shall thereupon assume all of the rights and obligations of the Servicing Retained Master Servicer hereunder arising thereafter, subject to the conditions described below. In the event that the Servicing Retained Master Servicer shall for any reason no longer be the Servicing Retained Master Servicer hereunder (including by reason of an Event of Default), and Countrywide does not satisfy the requirements for a successor to a terminated Master Servicer listed in Section 7.02 hereof, then the Trustee shall thereupon assume all of the rights and obligations of the Servicing Retained Master Servicer hereunder arising thereafter. The assumption by Countrywide or the Trustee of all rights and obligations of the Servicing Retained Master Servicer pursuant to one of the previous two sentences shall be subject to the condition that Countrywide or the Trustee, as applicable shall not be (i) liable for losses of the Servicing Retained Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Servicing Retained Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) responsible for expenses of the Servicing Retained Master Servicer pursuant to
Section 2.03 or (iv) deemed to have made any representations and warranties of the Servicing Retained Master Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Servicing Retained Master Servicer shall for any reason no longer be the Servicing Retained Master Servicer (including by reason of any Event of Default), Countrywide or the Trustee, as applicable, or its designee or its successor, shall succeed to any rights and obligations of the Servicing Retained Master Servicer, as applicable, under each subservicing agreement; provided however, that neither Countrywide nor the Trustee, as applicable, nor its designee shall be deemed to have assumed any liability or obligation of the Servicing Retained Master Servicer that arose before it ceased to be Servicing Retained Master Servicer.

     The removed Master Servicer shall, upon request of Countrywide, the Trustee or the Custodian, as applicable, but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Servicing Released Mortgage Loan Payments; Certificate Accounts; Distribution Account.

         (a) The Servicing Released Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Servicing Released Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicing Released Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Servicing


                                    III-4

Released Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicing Released Master Servicer cannot extend the maturity of any such Servicing Released Mortgage Loan past the date on which the final payment is due on the latest maturing Servicing Released Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicing Released Master Servicer shall make Advances and, if such Servicing Released Mortgage Loan is in Loan Group 3, Bi-Weekly Interest Shortfall Advances on the related Servicing Released Mortgage Loan in accordance with the provisions of Section
4.01 during the scheduled period in accordance with the amortization schedule of such Servicing Released Mortgage Loan without modification thereof by reason of such arrangements. The Servicing Released Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) Each Master Servicer shall establish and maintain a Certificate Account into which the such Master Servicer shall deposit or cause to be deposited no later than two Business Days after receipt (or, if the current long-term credit rating of the such Master Servicer is reduced below "A-" by S&P or "A3" by Moody's, such Master Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt), except as otherwise specifically provided herein, the following payments and collections remitted by applicable Subservicers (in the case of the Servicing Released Master Servicer) or Underlying Servicers (in the case of the Servicing Retained Master Servicer) or received by it in respect of the related Servicing Released Mortgage Loans (in the case of the Servicing Released Master Servicer) or the Servicing Retained Mortgage Loans (in the case of the Servicing Retained Master Servicer) subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal on the related Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the related Mortgage Loans, net of the related Master Servicing Fee (in the case of the Servicing Released Master Servicer) or the Underlying Servicing Fee (in the case of the Servicing Retained Master Servicer);

          (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the (x) in the case of the Servicing Released Mortgage Loans, the Servicing Released Master Servicer's or applicable servicer's normal servicing procedures or
     (y) in the case of the Servicing Retained Mortgage Loans, the Underlying Servicer's or applicable servicer's normal servicing procedures;

          (iv) any amount required to be deposited by the related Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments in the related Certificate Account;


                                    III-5

          (v) any amounts required to be deposited by the Servicing Released Master Servicer pursuant to Section 3.09(b), 3.09(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof, or by the related Underlying Servicer under its Underlying Servicing Agreement;

          (vi) in the case of the Servicing Released Master Servicer, all Substitution Adjustment Amounts;

          (vii) all Advances made by such Master Servicer (and in the case of the Servicing Retained Master Servicer, the Underlying Servicers) and Bi-Weekly Interest Shortfall Advances by the Servicing Released Master Servicer, in each case pursuant to Section 4.01; and

          (viii) any other amounts required to be deposited hereunder.

     In addition, with respect to any Servicing Released Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Servicing Released Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicing Released Master Servicer shall cause funds to be deposited into the Servicing Released Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Servicing Released Mortgage Loan equal to the amount of interest that has accrued on such Servicing Released Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Master Servicing Fee on such date.

     The foregoing requirements for remittance by the Master Servicers shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Master Servicers. In the event that either Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Certificate Account to withdraw such amount from such Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Certificate Account which describes the amounts deposited in error in such Certificate Account. Each Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Accounts shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

         (c) [reserved]

         (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount remitted by each Master Servicer to the Trustee pursuant to Section 3.08(a)(x);

          (ii) any amount deposited by each Master Servicer pursuant to
     Section 3.05(e) in connection with any losses on Permitted Investments;
     and


                                    III-6

          (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

     In the event that a Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of a Master Servicer.

         (e) Each institution at which the Servicing Released Master Servicer's Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicing Released Master Servicer in Permitted Investments, which shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date). Funds in the Servicing Retained Master Servicer's Certificate Account and the Distribution Account may be invested by the Servicing Retained Master Servicer in Permitted Investments which shall mature not later than (i) in the case of such Certificate Account, the Business Day preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the related Distribution Account Deposit Date and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in (i) the Servicing Released Certificate Account shall be for the benefit of the Servicing Released Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein and (ii) the Servicing Retained Certificate Account and the Distribution Account shall be for the benefit of the Servicing Retained Master Servicer as master servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in (i) the Servicing Released Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicing Released Master Servicer in the Servicing Released Certificate Account and (ii) the Servicing Retained Certificate Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicing Retained Master Servicer in the Servicing Retained Certificate Account or paid to the Trustee for deposit into the Distribution Account, as applicable. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Certificate Account or the Distribution Account and made in accordance with this Section 3.05.


                                    III-7

         (f) The Servicing Released Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Servicing Released Certificate Account prior to any change thereof. The Servicing Retained Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Servicing Retained Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicers, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

         (g) [reserved]

         (h) [reserved]

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicing Released Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicing Released Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicing Released Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicing Released Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.09 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account, in the case of FHA Loans and VA Loans, for transfer to the Certificate Account, fire and hazard insurance proceeds and escrow payments with respect to any Mortgage Loan where the FHA or VA, as the case may be, has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract or the VA Guaranty Agreement, or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         (c) The Servicing Released Master Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicing Released Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicing Released Master Servicer, will be recoverable by the Servicing Released Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Servicing Released Mortgage Loans.


                                    III-8

     The Servicing Released Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Servicing Released Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicing Released Master Servicer.

     Upon reasonable advance notice in writing, the Servicing Released Master Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Servicing Released Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicing Released Master Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicing Released Master Servicer in providing such reports and access.

     SECTION 3.08. Permitted Withdrawals from the Certificate Accounts and the Distribution Account.

         (a) Each Master Servicer may from time to time make withdrawals from the related Certificate Account for the following purposes:

          (i) (x) in the case of the Servicing Released Master Servicer, to pay to the Servicing Released Master Servicer (to the extent not previously retained by the Servicing Released Master Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and (y) in the case of the Servicing Retained Master Servicer, to pay to the Servicing Retained Master Servicer or the related Underlying Servicer, as the case may be (to the extent not previously retained by the Servicing Retained Master Servicer or Underlying Servicer), the servicing compensation to which it is entitled pursuant to Section 3.19(h),

          (ii) to pay such Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the related Certificate Account;

          (iii) to reimburse such Master Servicer for unreimbursed Advances made by it (and in the case of the Servicing Retained Master Servicer, the related Underlying Servicer, as applicable), such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          (iv) to reimburse such Master Servicer or Underlying Servicer for any Nonrecoverable Advance previously made;

          (v) to reimburse the Servicing Released Master Servicer or the Underlying Servicer (in the case of the Servicing Retained Mortgage Loans) for Insured Expenses from the related Insurance Proceeds;


                                    III-9

          (vi) to reimburse such Master Servicer or the Underlying Servicer (in the case of the Servicing Retained Mortgage Loans) for (a) unreimbursed Servicing Advances, such Master Servicer or Underlying Servicer's (as applicable) right to reimbursement pursuant to this clause
     (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to (x) in the case of the Servicing Released Mortgage Loans, Section 3.01 or Section 3.06 or (y) in the case of the Servicing Retained Mortgage Loans, the Underlying Servicing Agreement, and (b) in the case of the Servicing Released Mortgage Loans, for unpaid Master Servicing Fees as provided in Section
     3.11 hereof, or, in the case of Servicing Retained Mortgage Loans, for unpaid Servicing Fees as provided in the related Underlying Servicing Agreement;

          (vii) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
     Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

          (viii) to reimburse the Seller, the related Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 or 3.19 hereof;

          (ix) to withdraw any amount deposited in such Certificate Account and not required to be deposited therein;

          (x) to reimburse any Underlying Servicer for such amounts as are due thereto under the related Underlying Servicing Agreement and have not been retained by or paid to such Underlying Servicer to the extent provided in such Underlying Servicing Agreement, including without limitation the related Underlying Servicing Fees for such Distribution Date;

          (xi) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds with respect to the related Mortgage Loans for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

          (xii) to clear and terminate such Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     Each Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Certificate Account pursuant to such subclauses
(i), (ii), (iii), (iv), (v), (vi) and (vii). Prior to making any withdrawal from the related Certificate Account pursuant to subclause (iv), the applicable Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the such Master Servicer (or in the case of the Servicing Retained Master Servicer, the related Underlying Servicer) to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s).

         (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold


                                    III-10
from the amounts so withdrawn, the amounts necessary to reimburse itself pursuant to Section 8.05 and the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

          (i) to pay to the Certificate Administrator the Certificate Administrator Fee for the related Distribution Date;

          (ii) to pay to the Servicing Retained Master Servicer as additional master servicing compensation earnings on or investment income with respect to funds in the Distribution Account;

          (iii) to pay to itself any amounts due to the Trustee by the Trust Fund pursuant to Section 8.05;

          (iv) to withdraw and return to the related Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

          (v) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

          (c) [Reserved].

     SECTION 3.09. Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

         (a) The Servicing Released Master Servicer shall cause to be maintained, for each Servicing Released Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the least of (i) the maximum insurable value of the improvements securing such Servicing Released Mortgage Loan, (ii) the greater of (y) the outstanding principal balance of the Servicing Released Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer, or (iii) the amount required under applicable HUD/FHA regulations. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicing Released Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicing Released Master Servicer's normal servicing procedures) shall be deposited in the Servicing Released Certificate Account. Any cost incurred by the Servicing Released Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Servicing Released Mortgage Loan, notwithstanding that the terms of the Servicing Released Mortgage Loan so permit. Such costs shall be recoverable by the Servicing Released Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the


                                    III-11

Mortgaged Property is located at the time of origination of the Servicing Released Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicing Released Master Servicer shall cause flood insurance to be maintained with respect to such Servicing Released Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Servicing Released Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

         (b) In the event that the Servicing Released Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Servicing Released Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicing Released Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Servicing Released Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicing Released Master Servicer of the Servicing Released Mortgage Loans, the Servicing Released Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         (c) The Servicing Released Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicing Released Master Servicer, would have been covered thereunder. The Servicing Released Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

     The Servicing Released Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Servicing Released Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Servicing Released Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law.

     The Servicing Released Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicing Released Master Servicer from the related liquidation proceeds.

         (d) In connection with its activities as Servicing Released Master Servicer of the Servicing Released Mortgage Loans, the Servicing Released Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be


                                    III-12
necessary to permit recovery under any Primary Insurance Policies respecting defaulted Servicing Released Mortgage Loans. Any amounts collected by the Servicing Released Master Servicer under any Primary Insurance Policies shall be deposited in the Servicing Released Certificate Account.

     SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

         (a) Except as otherwise provided in this Section, and with respect to any Servicing Released Mortgage Loan, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicing Released Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicing Released Master Servicer is not required to exercise such rights with respect to a Servicing Released Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicing Released Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicing Released Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Servicing Released Mortgage Loan shall continue to be covered (if so covered before the Servicing Released Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicing Released Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicing Released Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicing Released Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Servicing Released Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Servicing Released Mortgage Loan, the Servicing Released Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other


                                    III-13
instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicing Released Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicing Released Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicing Released Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed and forward to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicing Released Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicing Released Master Servicer as additional servicing compensation.

     SECTION 3.11. Realization Upon Defaulted Servicing Released Mortgage Loans; Repurchase of Certain Servicing Released Mortgage Loans.

     The Servicing Released Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Servicing Released Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicing Released Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicing Released Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Servicing Released Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Servicing Released Certificate Account). The Servicing Released Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicing Released Master Servicer has knowledge that a Mortgaged Property which the Servicing Released Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicing Released Master Servicer, the Servicing Released Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.


                                    III-14

     In the event that any payment due under any Servicing Released Mortgage Loan that is a FHA Loan becomes delinquent, the Servicing Released Master Servicer shall take all such actions as are in the best interests of the Certificateholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicing Released Master Servicer's determination that foreclosure is in the best interest of the Certificateholders, commencing foreclosure proceedings. With respect to each VA Loan, the Servicing Released Master Servicer shall diligently seek to mitigate losses by utilizing all remedies available in the VA Regulations.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicing Released Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicing Released Master Servicer shall either itself or through an agent selected by the Servicing Released Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicing Released Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicing Released Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicing Released Certificate Account no later than the close of business on each Determination Date. The Servicing Released Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

     In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Servicing Released Mortgage Loan, the Servicing Released Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Trust Fund. In that event, the Trustee shall have been supplied with an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the REMIC hereunder as defined in section 860F of the Code or cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this


                                    III-15

Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject the REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under
Section 860G(c) of the Code or otherwise, unless the Servicing Released Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     In the event of a default on a Servicing Released Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Servicing Released Mortgage Loan, the Servicing Released Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Servicing Released Mortgage Loan.

     The decision of the Servicing Released Master Servicer to foreclose on a defaulted Servicing Released Mortgage Loan shall be subject to a determination by the Servicing Released Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicing Released Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Servicing Released Mortgage Loans (with interest accruing as though such Servicing Released Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicing Released Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Servicing Released Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Servicing Released Mortgage Loan.

     The proceeds from any liquidation of a Servicing Released Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicing Released Master Servicer for any related unreimbursed Servicing Advances and related Master Servicing Fees; second, to reimburse the Servicing Released Master Servicer for any unreimbursed Advances; third, to reimburse the Servicing Released Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicing Released Master Servicer pursuant to
Section 3.08(a)(iii) that related to such Servicing Released Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Servicing Released Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fifth, as a


                                    III-16
recovery of principal of the Servicing Released Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Servicing Released Mortgage Loan will be retained by the Servicing Released Master Servicer as additional servicing compensation pursuant to Section 3.14.

     The Servicing Released Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 151 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Servicing Released Master Servicer may only exercise this right on or before the next to the last day of the calendar month in which such Mortgage Loan becomes 151 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Servicing Released Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Servicing Released Certificate Account, a Request for Release from the Servicing Released Master Servicer in the form of Exhibit N hereto shall be delivered to the Trustee (and a copy of which shall be delivered to the Custodian), and upon receipt of such Request for Release, the Custodian shall release to the purchaser of such Mortgage Loan the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     SECTION 3.12. Custodian to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the related Master Servicer or Underlying Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the related Master Servicer or Underlying Servicer will immediately notify the Trustee and the Custodian by delivering, or causing to be delivered two copies of a "Request for Release" substantially in the form of Exhibit N. Upon receipt of such request, the Custodian shall promptly release the related Mortgage File to the related Master Servicer or Underlying Servicer, and the Trustee shall at the related Master Servicer's direction execute and deliver to such Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the related Master Servicer or Underlying Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Servicing Released Master Servicer is authorized to cause (and at the request of the Servicing Retained Master Servicer or related Underlying Servicer, shall cause) the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under


                                    III-17
any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to the Custodian of two copies of a Request for Release in the form of Exhibit N signed by a Servicing Officer, release the Mortgage File to the related Master Servicer or Underlying Servicer. Subject to the further limitations set forth below, the related Master Servicer or Underlying Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by the related Master Servicer or Underlying Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Certificate Account, in which case the related Master Servicer or Underlying Servicer shall deliver to the Custodian two copies of a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

     If the Servicing Released Master Servicer or the related Underlying Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the related Underlying Servicing Agreement, the Servicing Released Master Servicer or the related Underlying Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     SECTION 3.13. Documents Records and Funds in Possession of Servicing Released Master Servicer to be Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, the Servicing Released Master Servicer shall transmit to the Trustee or Custodian, as applicable, as required by this Agreement all documents and instruments in respect of a Servicing Released Mortgage Loan coming into the possession of the Servicing Released Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicing Released Master Servicer or which otherwise are collected by the Servicing Released Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Servicing Released Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicing Released Master Servicer in respect of any Servicing Released Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicing Released Certificate Account, shall be held by the Servicing Released Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicing Released Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Servicing Released Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Servicing Released Mortgage Loan, except, however, that the Servicing Released Master


                                    III-18

Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicing Released Master Servicer under this Agreement.

     SECTION 3.14. Servicing Compensation; Prepayment Interest Shortfalls.

     As compensation for its activities hereunder, the Servicing Released Master Servicer shall be entitled to retain or withdraw from the Servicing Released Certificate Account an amount equal to the related Master Servicing Fee for each Servicing Released Mortgage Loan, provided that the aggregate of such Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to the Servicing Released Mortgage Loans and such Distribution Date, but not by an amount more than (x) 0.125%, multiplied by (y) one-twelfth, multiplied by (z) the aggregate Stated Principal Balances of the Servicing Released Mortgage Loans as of the first day of the prior month, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited.

     The Servicing Retained Master Servicer shall be entitled to retain or withdraw from the Servicing Retained Certificate Account for distribution to the Underlying Servicers as provided in the Underlying Servicing Agreements, an amount equal to the Underlying Servicing Fee for each Servicing Retained Mortgage Loan, provided that the aggregate of such Underlying Servicing Fee with respect to any Distribution Date shall be reduced with respect to each Underlying Servicer by an amount equal to the aggregate of the Prepayment Interest Shortfalls with respect to such Distribution Date, if any, with respect to Servicing Retained Mortgage Loans serviced by the related Underlying Servicer, but not by an amount more than (x) the related Underlying Servicing Fee Rate applicable to such Underlying Servicer, multiplied by (y) one-twelfth, multiplied by (z) the aggregate Stated Principal Balances as of the first day of the related Prepayment Period of the Servicing Retained Mortgage Loans serviced by such Underlying Servicer.

     Additional servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Servicing Released Master Servicer (with respect to Servicing Released Mortgage Loans) or the related Underlying Servicer (with respect to the Servicing Retained Mortgage Loans) to the extent not required to be deposited in the related Certificate Account pursuant to Section 3.05 hereof. The Servicing Released Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. To the extent provided in the related Underlying Servicing Agreement, each Underlying Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the related Underlying Servicing Agreement (including payment of any premiums for hazard insurance and any primary insurance policy and maintenance of the other forms of insurance coverage required by the Underlying Servicing Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in such Agreement. The Servicing Retained Master Servicer shall be required to pay all expenses


                                    III-19
incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

     SECTION 3.15. Access to Certain Documentation.

     The Servicing Released Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinated Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Servicing Released Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicing Released Master Servicer. Nothing in this Section shall limit the obligation of the Servicing Released Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicing Released Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.16. Annual Statement as to Compliance.

     The Servicing Released Master Servicer shall deliver to the Depositor and the Trustee on or before 120 days after the end of the Servicing Released Master Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicing Released Master Servicer during the preceding calendar year and of the performance of the Servicing Released Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicing Released Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

     SECTION 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

     On or before 120 days after the end of the Servicing Released Master Servicer's fiscal year, commencing with its 2002 fiscal year, the Servicing Released Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicing Released Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Servicing Released Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with such pooling and servicing


                                    III-20
agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicing Released Master Servicer's expense, provided that such statement is delivered by the Servicing Released Master Servicer to the Trustee.

     SECTION 3.18. Errors and Omissions Insurance; Fidelity Bonds.

     The Servicing Released Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicing Released Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicing Released Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     SECTION 3.19. Wells Fargo as Servicing Retained Master Servicer. Notwithstanding anything to the contrary, Wells Fargo will not be responsible for overseeing or monitoring the performance of the duties and responsibilities of Countrywide as Servicing Released Master Servicer. The following provisions of this Section 3.19 shall be applicable solely to Wells Fargo in its capacity as Servicing Retained Master Servicer.

         (a) Duties of the Servicing Retained Master Servicer. The Servicing Retained Master Servicer shall supervise, monitor and oversee the obligation of the Underlying Servicers to service and administer their respective Servicing Retained Mortgage Loans in accordance with the terms of the applicable Underlying Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Servicing Retained Master Servicer shall master service the related Servicing Retained Mortgage Loans on behalf of the Depositor and the Trustee and for the benefit of the Certificateholders, in accordance with this Agreement and applicable laws and regulations and giving due consideration to customary and usual standards of practice of prudent mortgage lenders and master servicers. Furthermore, the Servicing Retained Master Servicer shall oversee and consult with each Underlying Servicer as necessary from time-to-time to carry out the Servicing Retained Master Servicer's obligations hereunder, shall receive and review all reports, information and other data provided to the Servicing Retained Master Servicer by each Underlying Servicer and shall otherwise exercise its reasonable best efforts to cause each Underlying Servicer to perform and observe the covenants, obligations and conditions to be


                                    III-21
performed or observed by such Underlying Servicer under the applicable Underlying Servicing Agreement.

         (b) Monitoring of Underlying Servicers' Performance. The Servicing Retained Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Underlying Servicer with its duties under the related Underlying Servicing Agreement. In the review of each Underlying Servicer's activities, the Servicing Retained Master Servicer may rely upon an Officer's Certificate of the Underlying Servicer with regard to such Underlying Servicer's compliance with the terms of its Underlying Servicing Agreement. In the event that the Servicing Retained Master Servicer, in its judgment, determines that an Underlying Servicer should be terminated in accordance with its Underlying Servicing Agreement, or that a notice should be sent pursuant to such Underlying Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Servicing Retained Master Servicer shall notify the Depositor and the Trustee thereof and, absent instructions to the contrary from the Trustee within five days of the delivery of such notice, the Servicing Retained Master Servicer shall issue such notice or take such other action as it deems appropriate.

         (c) Underlying Servicing Agreements; Enforcement of Underlying Servicers' Obligations. The Servicing Retained Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Underlying Servicer under the related Underlying Servicing Agreement, and shall, in the event that an Underlying Servicer fails to perform its obligations in accordance with the related Underlying Servicing Agreement, terminate the rights and obligations of such Underlying Servicer thereunder and either act as servicer of the related Servicing Retained Mortgage Loans or enter into an Underlying Servicing Agreement with a successor Underlying Servicer selected by the Servicing Retained Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Underlying Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Underlying Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicing Retained Master Servicer, in its good faith business judgment, would require were it the owner of the related Servicing Retained Mortgage Loans. The Servicing Retained Master Servicer shall pay the costs of such enforcement at its own expenses, provided that the Servicing Retained Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Servicing Retained Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     To the extent that the costs and expenses of the Servicing Retained Master Servicer related to any termination of an Underlying Servicer, appointment of a successor Underlying Servicer or the transfer and assumption of servicing by the Servicing Retained Master Servicer with respect to any Underlying Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Underlying Servicer as a result of an event of default by such Underlying Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any


                                    III-22
errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Servicing Retained Mortgage Loans in accordance with the related Underlying Servicing Agreement) are not fully and timely reimbursed by the terminated Underlying Servicer, the Servicing Retained Master Servicer shall be entitled to reimbursement of such costs and expenses from the Servicing Retained Certificate Account.

     If the Servicing Retained Master Servicer acts as Underlying Servicer, it will not assume liability for the representations and warranties of the Underlying Servicer, if any, that it replaces.

         (d) Servicing Retained Master Servicer Fidelity Bond and Servicing Retained Master Servicer Errors and Omissions Insurance Policy. The Servicing Retained Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Servicing Retained Master Servicer's behalf, and covering errors and omissions in the performance of the Servicing Retained Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         (e) Servicing Retained Certificate Account. On the Closing Date, the Servicing Retained Master Servicer shall open and shall thereafter maintain the Servicing Retained Certificate Account in accordance with the provisions of Section 3.05(b). Such Servicing Retained Certificate Account shall be held by the Servicing Retained Master Servicer in trust for the Trustee for the benefit of the Certificateholders. The Servicing Retained Certificate Account shall relate solely to the Servicing Retained Mortgage Loans. Funds in the Servicing Retained Certificate Account may only be withdrawn in accordance with the provisions of Section 3.08 hereof.

         (f) Documents, Records and Funds in Possession of Servicing Retained Master Servicer To Be Held for Trustee. The Servicing Retained Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Servicing Retained Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or Custodian. Any funds received by the Servicing Retained Master Servicer in respect of any Servicing Retained Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Servicing Retained Master Servicer's right to retain or withdraw from the Servicing Retained Certificate Account for itself or the Certificate Administrator, as applicable, the Certificate Administrator Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Underlying Servicing Fee and other amounts as provided in the applicable Underlying Servicing Agreement. The Servicing Retained Master Servicer shall provide access to information and documentation regarding the Servicing Retained Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicing Retained Master Servicer designated by it. In fulfilling such a


                                    III-23
request the Servicing Retained Master Servicer shall not be responsible for determining the sufficiency of such information.

         (g) Representations and Warranties of the Servicing Retained Master Servicer. The Servicing Retained Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Servicing Retained Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Servicing Retained Master Servicer;

          (ii) the execution and delivery of this Agreement by the Servicing Retained Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Servicing Retained Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicing Retained Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Servicing Retained Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Servicing Retained Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Servicing Retained Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Servicing Retained Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Servicing Retained Master Servicer of its obligations under this Agreement;

          (v) no litigation is pending or, to the best of the Servicing Retained Master Servicer's knowledge, threatened against the Servicing Retained Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;


                                    III-24

          (vi) the Servicing Retained Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC-approved seller/servicer; and

          (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicing Retained Master Servicer of or compliance by the Servicing Retained Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained.

         (h) Compensation to the Servicing Retained Master Servicer. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the Servicing Retained Master Servicer or the applicable Underlying Servicer and shall not be deposited in the Servicing Retained Certificate Account. The Servicing Retained Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. In addition, all income and gain realized from any investment of funds in the Servicing Retained Certificate Account and in the Distribution Account shall be for the benefit of the Servicing Retained Master Servicer as additional master servicing compensation.

         (i) Annual Officer's Certificate as to Compliance. The Servicing Retained Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, 2002, an Officer's Certificate, certifying that with respect to the period ending December 31:
(i) such Servicing Officer has reviewed the activities of such Servicing Retained Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Servicing Retained Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Underlying Servicer has failed to perform any of its duties, responsibilities and obligations under its Underlying Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

         (j) Annual Independent Accountants' Servicing Report. If the Servicing Retained Master Servicer has, during the course of any fiscal year, directly serviced any of the Servicing Retained Mortgage Loans, then the Servicing Retained Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before May 31 of each year, commencing on May 31, 2002 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Servicing


                                    III-25

Retained Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicing Retained Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and
(iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.

         (k) Merger or Consolidation. Any Person into which the Servicing Retained Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicing Retained Master Servicer shall be a party, or any Person succeeding to the business of the Servicing Retained Master Servicer, shall be the successor to the Servicing Retained Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Servicing Retained Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

         (l) Resignation of Servicing Retained Master Servicer. The Servicing Retained Master Servicer shall resign from the obligations and duties imposed on it hereunder if such obligations and duties are no longer permissible under applicable law and cannot be cured, and may resign for any reason with 60 days' prior written notice to the Trustee. Any such determination requiring the resignation of the Servicing Retained Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Servicing Retained Master Servicer shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and such successor shall have assumed, the Servicing Retained Master Servicer's responsibilities and obligations under this Agreement.

         (m) Assignment or Delegation of Duties by the Servicing Retained Master Servicer. The Servicing Retained Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Servicing Retained Master Servicer under this Agreement; provided, however, that: (I) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to servicer mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each of the Rating Agencies pursuant to clause (ii) below); (c) shall be reasonably acceptable to the Trustee; (d) shall have executed and delivered to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement from and after the effective date of such agreement; and
(ii) the Rating Agencies shall be given prior written notice of the identity of the proposed successor to the Servicing Retained Master Servicer and each Rating Agency's rating of the Certificates in effect


                                    III-26
immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation. No such assignment or delegation shall affect any liability of the Servicing Retained Master Servicer arising prior to the effective date thereof.

         (n) Limitation on Liability of the Servicing Retained Master Servicer and Others. Neither the Servicing Retained Master Servicer nor any of the directors, officers, employees or agents of the Servicing Retained Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicing Retained Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Servicing Retained Master Servicer and any director, officer, employee or agent of the Servicing Retained Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicing Retained Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Servicing Retained Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Servicing Retained Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Servicing Retained Master Servicer shall be entitled to be reimbursed therefor out of the Servicing Retained Certificate Account as provided in by paragraph (o) below.

     The Servicing Retained Master Servicer shall not be liable for any acts or omissions of any Underlying Servicer. In particular, the Servicing Retained Master Servicer shall not be liable for any servicing errors or interruptions resulting from any failure of any Underlying Servicer to maintain computer and other information systems.

         (o) Indemnification. The Servicing Retained Master Servicer and any director, officer, employee or agent of the Servicing Retained Master Servicer shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Certificates or any Underlying Servicing Agreement (except to the extent that the Servicing Retained Master Servicer is indemnified by the Underlying Servicer thereunder) or in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, other than any such loss, liability or expense incurred by reason of the Servicing Retained Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its respective duties hereunder, or by reason of reckless disregard of its respective obligations and duties hereunder.

         (p) Custodial Accounts. The Servicing Retained Master Servicer shall, to the extent provided in the Underlying Servicing Agreements, cause each Underlying Servicer to


                                    III-27
establish and maintain one or more accounts (each a "Custodial Account") into which such Underlying Servicer will deposit daily, within at least two business days of receipt, all collections of principal and interest on the mortgage loans serviced by such Underlying Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Advances made from such Underlying Servicer's own funds (less the related servicing fee and any amounts permitted to be reimbursed to such servicer under the related Underlying Servicing Agreement). All Custodial Accounts shall comply with the requirements set forth in the related Underlying Servicing Agreement and the funds therein may be invested only in investments permitted by the related Underlying Servicing Agreement. All such investments shall be for the benefit of, and at the risk of, the related Underlying Servicer. On the date specified in the related Underlying Servicing Agreement, each Underlying Servicer will withdraw from the related Custodial Account the portion of Available Funds for the Servicing Retained Mortgage Loans serviced by it and remit such funds for deposit in the Servicing Retained Certificate Account maintained by the Servicing Retained Master Servicer.


                                    III-28

                                  ARTICLE IV

                               DISTRIBUTIONS AND
                       ADVANCES BY THE MASTER SERVICERS

     SECTION 4.01. Advances and Bi-Weekly Interest Shortfall Advances.

     The Servicing Released Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Servicing Released Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Servicing Released Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Servicing Released Certificate Account that any Amount Held for Future Distribution has been used by the Servicing Released Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Servicing Released Master Servicer by deposit in the Servicing Released Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Servicing Released Master Servicer shall be entitled to be reimbursed from the Servicing Released Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Servicing Released Mortgage Loan shall continue if such Servicing Released Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Servicing Released Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicing Released Master Servicer to be a Nonrecoverable Advance.

     The Servicing Released Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make a Bi-Weekly Interest Shortfall Advance pursuant to the definition thereof. If the Servicing Released Master Servicer determines it is required to make a Bi-Weekly Interest Shortfall Advance, it shall, on or before the Master Servicer Advance Date, deposit into the Servicing Released Certificate Account an amount equal to the Bi-Weekly Interest Shortfall Advance or make an appropriate entry in its records relating to the Servicing Released Certificate Account that any Amount Held for Future Distribution has been used by the Servicing Released Master Servicer in discharge of its obligation to make any such Bi-Weekly Interest Shortfall Advance. Any funds so applied shall be replaced by the Servicing Released Master Servicer by deposit in the Servicing Released Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Servicing Released Master Servicer shall not be entitled to be reimbursed from the Servicing Released Certificate Account or otherwise for any Bi-Weekly Interest Shortfall Advance made from its own funds pursuant to this Section as provided in Section 3.08. The obligation to make Bi-Weekly Interest Shortfall Advances with respect to any Mortgage Loan in Loan Group 3 shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

     With respect to any Servicing Retained Mortgage Loan, if the Scheduled Payment on any such Servicing Retained Mortgage Loan that was due on a related Due Date is delinquent other than as a result of the application of the Relief Act and for which the related Underlying Servicer was required to make an advance pursuant to the related Underlying Servicing Agreement (and for which no required advance has been made by such Underlying Servicer), then the Servicing Retained Master Servicer will either (i) deposit in the Servicing Retained Certificate Account not later than the Master Servicer Advance Date immediately preceding the related Distribution Date an amount equal to such Scheduled Payment, net of the related Underlying Servicing Fee for such Servicing Retained Mortgage Loan, or (ii) make an appropriate entry in its records relating to the Servicing Retained Certificate Account that an Amount Held for Future Distribution has been used by the Servicing Retained Master Servicer in discharge of its obligations to make such Advance. Any funds so applied shall be replaced by the Servicing Retained Master Servicer by deposit in the Servicing Retained Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Servicing Retained Master Servicer shall be entitled to be reimbursed from the Servicing Retained Certificate Account for all Advances of its own funds made pursuant to this Section 4.01 as provided in Section 3.08. Notwithstanding the foregoing, the Servicing Retained Master Servicer shall not be obligated to make any Advance hereunder to the extent that it determines that any such Advance, if made, would constitute a Nonrecoverable Advance. In such event, the Servicing Retained Master Servicer shall deliver to the Trustee on the Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicing Retained Master Servicer to be a Nonrecoverable Advance.

     SECTION 4.02. Priorities of Distribution.

         (a) (1) With respect to the Available Funds for Loan Group 1 and Remaining Available Funds for Loan Group 2 and Loan Group 3, on each Distribution Date, the Trustee, based solely on the information set forth in the Certificate Administrator Report, shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Loan Group 1 Senior Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

         (i) [Reserved];

          (ii) to each interest-bearing Class of Loan Group 1 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided that the Accrual Amount shall be distributed as provided in Section 4.02(a)(1)(iii);

          (iii) the Accrual Amount will be distributed as principal in accordance with the Accretion Direction Rule;

          (iv) to each Class of Loan Group 1 Senior Certificates, concurrently as follows:

               (x) to the Class PO-1 Component, an amount allocable to principal equal to the related PO Formula Principal Amount, up to the outstanding Component Balance thereof; and

               (y) on each Distribution Date prior to the Senior Credit Support Depletion Date, the related Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date shall be distributed in the following amounts, order and priority and, in each case, to the extent of such funds remaining:

               (A) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

               (B) to the Class 1-A-3 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

               (C) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (D) to the Class 1-A-3 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero;

          (v) to the Class PO-1 Component, any related Class PO Deferred Amount, up to an amount not to exceed the amount calculated pursuant to clause (A) of the definition of the Subordinated Principal Distribution Amount actually received or advanced for such Distribution Date (with such amount to be allocated first from amounts calculated pursuant to
     (A)(i) and (ii) then (iii) of the definition of Subordinated Principal Distribution Amount); and

          (vi) any remainder shall constitute "Remaining Available Funds" for such Distribution Date for Loan Group 1.

     (2) With respect to the Available Funds for Loan Group 2 and Remaining Available Funds for Loan Group 1 and Loan Group 3, on each Distribution Date, the Trustee, based solely on the information set forth in the Certificate Administrator Report, shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Loan Group 2 Senior Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

          (i) [Reserved];

          (ii) to each interest-bearing Class of Loan Group 2 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall;

          (iii) [Reserved];

          (iv) to each Class of Loan Group 2 Senior Certificates, concurrently as follows:

               (x) to the Class PO-2 Component, an amount allocable to principal equal to the related PO Formula Principal Amount, up to the outstanding Component Balance thereof; and

               (y) on each Distribution Date prior to the Senior Credit Support Depletion Date, the related Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date shall be distributed to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

          (v) to the Class PO-2 Component, any related Class PO Deferred Amount, up to an amount not to exceed the amount calculated pursuant to clause (A) of the definition of the Subordinated Principal Distribution Amount actually received or advanced for such Distribution Date (with such amount to be allocated first from amounts calculated pursuant to
     (A)(i) and (ii) then (iii) of the definition of Subordinated Principal Distribution Amount); and

          (vi) any remainder shall constitute "Remaining Available Funds" for such Distribution Date for Loan Group 2.

     (3) With respect to the Available Funds for Loan Group 3 and Remaining Available Funds for Loan Group 1 and Loan Group 2, on each Distribution Date, the Trustee, based solely on the information set forth in the Certificate Administrator Report, shall withdraw such Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Loan Group 3 Senior Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

          (i) to the Certificate Insurer, the Certificate Insurance Premium Amount;

          (ii) to each interest-bearing Class of Loan Group 3 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided that the Accrual Amount shall be distributed pursuant to Section 4.02(a)(3)(iii);

          (iii) the Accrual Amount will be distributed as principal in accordance with the Accretion Direction Rule;

          (iv) to each Class of Loan Group 3 Senior Certificates, concurrently as follows:

          (x) to the Class PO-3 Component, an amount allocable to principal equal to the related PO Formula Principal Amount, up to the outstanding Component Balance thereof; and

          (y) on each Distribution Date prior to the Senior Credit Support Depletion Date, the related Non-PO Formula Principal Amount up to the amount of the Senior

Principal Distribution Amount for Loan Group 3 for such Distribution Date shall be distributed to each Class of Loan Group 3 Senior Certificates in the following amounts, order and priority and, in each case, to the extent of such funds remaining: concurrently (x) 24.0920923845% to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero and (y) 75.9079076155%, sequentially, to the Class 3-A-2 and Class 3-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (v) to the Class PO-3 Component, any related Class PO Deferred Amount, up to an amount not to exceed the amount calculated pursuant to clause (A) of the definition of the Subordinated Principal Distribution Amount actually received or advanced for such Distribution Date (with such amount to be allocated first from amounts calculated pursuant to
     (A)(i) and (ii) then (iii) of the definition of Subordinated Principal Distribution Amount); and

          (vi) any remainder shall constitute "Remaining Available Funds" for such Distribution Date for Loan Group 3.

     (4) On each Distribution Date, Available Funds from all Loan Groups remaining after making the distributions described in 4.02(a)(1), 4.02(a)(2) and 4.02(a)(3) above, will be distributed by the Trustee, based solely on the information set forth in the Certificate Administrator Report, to the Subordinated Certificates and the Class A-R Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

                    (A) to the Class M Certificates, an amount allocable to
               interest equal to the Class Optimal Interest Distribution Amount for such Distribution Date;

                    (B) to the Class M Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

                    (C) to the Class B-1 Certificates, an amount allocable to
               interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                    (D) to the Class B-1 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

                    (E) to the Class B-2 Certificates, an amount allocable to
               interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                    (F) to the Class B-2 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

                    (G) to the Class B-3 Certificates, an amount allocable to
               interest equal to the amount of the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                    (H) to the Class B-3 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

                    (I) to the Class B-4 Certificates, an amount allocable to
               interest equal to the amount of the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                    (J) to the Class B-4 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

                    (K) to the Class B-5 Certificates, an amount allocable to
               interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date; and

                    (L) to the Class B-5 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

     (5) to the Certificate Insurer, any previously unreimbursed payments made by the Certificate Insurer in respect of interest and principal on the Class 3-A-2 Certificates under the Class 3-A-2 Policy; and

     (6) to the Class A-R Certificates, any remaining funds in the Trust Fund.

     On any Distribution Date, amounts distributed in respect of Class PO Deferred Amounts will not reduce the Component Balance of the related Class PO Component.

     On any Distribution Date, to the extent the Amount Available for Senior Principal for Loan Group 1, the Amount Available for Senior Principal for Loan Group 2 or the Amount Available for Senior Principal for Loan Group 3, as the case may be, is insufficient to make the full distribution required to be made pursuant to clause (a)(1)(iv)(x), (a)(2)(iv)(x) and (a)(3)(iv)(x), respectively, (A) the amount distributable on the related Class PO Component in respect of principal shall be equal to the product of (1) the sum of each Amount Available for Senior Principal and (2) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the sum of each Senior Principal Distribution Amount and (B) the amount distributable on the related Senior Certificates of the related Senior Certificate Group, other than the related Class PO Component, in respect of principal shall be equal to the product of
(1) the Amount Available for Senior Principal for such Loan Group and (2) a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is such Senior Principal Distribution Amount and the related PO Formula Principal Amount.

         (b) If two Senior Certificate Groups require payments from Remaining Available Funds from a Loan Group, the Remaining Available Funds from that Loan Group available therefor will be allocated pro rata on the basis of the amount required therefor. If only one Senior Certificate Group requires payments from Remaining Available Funds from the other Loan Groups, the Remaining Available Funds from those Loan Groups available therefor will be contributed pro rata on the basis of the amount required therefor.

         (c) Notwithstanding any of the foregoing, on each Distribution Date prior to and including the applicable Accrual Termination Date with respect to each Class of Accrual Certificates, the Accrual Amount for such Class and Distribution Date shall not (except as provided in the second to last sentence in this paragraph) be distributed as interest with respect to such Class of Accrual Certificates but shall instead be added to the Class Certificate Balance of such Class on the related Distribution Date. With respect to any Distribution Date prior to and including the applicable Accrual Termination Date on which principal payments on any Class of Accrual Certificates are distributed pursuant to Section 4.02(a)(1)(iv) or Section 4.02(a)(3)(iv), as applicable, the related Accrual Amount shall be deemed to have been added on such Distribution Date to the Class Certificate Balance of such Class of Accrual Certificates (and included in the amount distributable on the related Class or Classes of Accretion Directed Certificates pursuant to Section 4.02(a)(1)(iii) or Section 4.02(a)(3)(iii), as applicable, for such Distribution Date) and the related distribution thereon shall be deemed to have been applied concurrently towards the reduction of all or a portion of the amount so added and, to the extent of any excess, towards the reduction of the Class Certificate Balance of such Class of Accrual Certificates immediately prior to such Distribution Date.

         (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced for each Class of Senior Certificates of a Senior Certificate Group and each Class of Subordinated Certificates for such Distribution Date shall be reduced with respect to each Loan Group by (i) the related Class' pro rata share of Net Prepayment Interest Shortfalls for such Loan Group based (x) with respect to a Class of Senior Certificates, the related Optimal Interest Distribution Amount and (y) with respect to a Class of Subordinated Certificates on and prior to the second Senior Termination Date, the Assumed Interest Amount or after such second Senior Termination Date, the related Optimal Interest Distribution Amount and (ii) the related Class' Allocable Share of (A) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group (or after the Senior Credit Support Depletion Date, any Mortgage
Loan) that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (B) each Relief Act Reduction for the Mortgage Loans in the related Loan Group (or after the Senior Credit Support Depletion Date, any Mortgage Loan) incurred during the calendar month preceding the month of such Distribution Date, and (C) after the Fraud Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group (or after the Senior Credit Support Depletion Date, any Mortgage Loan) that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Adjusted Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

         (e) Notwithstanding the priority and allocation contained in Section 4.02(a)(4), if with respect to any Class of Subordinated Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Certificates which have a higher numerical Class designation than such Class (the "Applicable Credit Support Percentage") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "Restricted Classes") and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Certificate Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.02(a)(4).

         (f) On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth in
Section 4.02(a), the portion of Available Funds available to be distributed as principal of the Senior Certificates (other than the related Class PO Components) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

         (g) On or before each Master Servicer Advance Date, the Certificate Administrator shall prepare and deliver to the Trustee a report setting forth the amount of each distribution to be made on the related Distribution Date (the "Certificate Administrator Report"). The Trustee shall have no obligation to make such calculations or confirm the amounts set forth in the Certificate Administrator Report and upon which it may rely in making the distributions and allocations required of it in this Article IV.

     SECTION 4.03. [Reserved].

     SECTION 4.04. Allocation of Realized Losses.

         (a) On or prior to each Determination Date, the Certificate Administrator shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date. For purposes of allocating losses to the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical class designation, and to be of a higher relative payment priority, than each other Class of Subordinated Certificates.

     Realized Losses with respect to any Distribution Date shall be allocated as follows:

          (i) the applicable PO Percentage of any Realized Loss, including any Excess Loss, shall be allocated to the Class PO-1 Component, if such Realized Loss relates to a Loan Group 1 Mortgage Loan until the Component Balance thereof is reduced to zero to the Class PO-2 Component, if such Realized Loss relates to a Loan Group 2 Mortgage Loan until the Component Balance thereof is reduced to zero and to the Class PO-3 Component, if such Realized Loss relates to a Loan Group 3 Mortgage Loan until the Component Balance thereof is reduced to zero; and

          (ii) (1) the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class X Certificates and Class PO Components), pro rata on the basis of their respective Class Certificate Balances or, in the case of each Class of Accrual Certificates, on the basis of the lesser of their Class Certificate Balance and their initial Class Certificate Balance, in each case immediately prior to the related Distribution Date until the respective Class Certificate Balance of each such Class is been reduced to zero; and

          (2) the applicable Non-PO Percentage of any Excess Losses on the Mortgage Loans in a Loan Group shall be allocated to the Classes of Certificates of the related Senior Certificate Group (other than the Class X Certificates and Class PO Components) and the Subordinated Certificates then outstanding, pro rata, on the basis of, with respect to such Senior Certificates, their respective Class Certificate Balances, or in the case of any Class of Accrual Certificates, on the basis of the lesser of its Class Certificate Balance and its initial Class Certificate Balance, in each case immediately prior to the related Distribution Date and, with respect to each Class of Subordinated Certificates, the applicable Assumed Balance for each such Class relating to the Loan Group in which such Realized Loss occurs; provided, however, on any Distribution Date after the second Senior Termination Date for a Senior Certificate Group, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Subordinated Certificates on the basis of their respective Class Certificate Balances; and provided further that after the Senior Credit Support Depletion Date, such Excess Losses shall be allocated to all Senior Certificates (other than the Class X Certificates and Class PO Components) regardless of Senior Certificate Group on the basis of their respective Class Certificate Balances, or in the case of any Class of Accrual Certificates, on the basis of the lesser of its Class Certificate Balance and its initial Class Certificate Balance, in each case immediately prior to the related Distribution Date.

         (b) The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum of (i) the amount of any payments on the Class PO Components in respect of Class PO Deferred Amounts and (ii) the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and Class PO Deferred Amounts on such Distribution Date) exceeds the Pool Stated Principal Balance for the following Distribution Date.

         (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 4.04(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

         (d) Any allocation of Realized Losses to a Certificate or to any Component or any reduction in the Certificate Balance of a Certificate, pursuant to Section 4.04(a) above shall be accomplished by reducing the Certificate Balance or Component Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance" or "Component Balance," as the case may be.

         (e) [Reserved]

     SECTION 4.05. [Reserved]

     SECTION 4.06. Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Certificate Administrator shall prepare and make available to each Certificateholder, the Master Servicers, the Certificate Insurer, the Trustee, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for the following Distribution Date;

          (vi) the Senior Percentage and Subordinated Percentage for the following Distribution Date;

          (vii) with respect to such Distribution Date, the amount of the Master Servicing Fees paid to or retained by the Servicing Released Master Servicer, the amount of the Underlying Servicing Fees paid to or retained by the Underlying Servicers with respect to the Servicing Retained Mortgage Loans and the amount of the Certificate Administration Fee paid to or retained by the Certificate Administrator;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) (x) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date, and (x) the amount of Bi-Weekly Interest Shortfall Advances included in the distribution on such Distribution Date;

          (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xiii) the Senior Prepayment Percentage for the following Distribution Date;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xv) the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

          (xvi) with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within thirty days after the Closing Date; and

          (xvii) the amount of any payments made by the Certificate Insurer under the Class 3-A-2 Policy for such Distribution Date and amount of all unreimbursed payments made by the Certificate Insurer from prior Distribution Dates to the Certificate Insurer pursuant to the provisions of this Agreement

The Certificate Administrator will make available each month, to any interested party, the monthly statement to Certificateholders via the Certificate Administrator's website. The Certificate Administrator's internet website will be located at "www.ctslink.com." Assistance in using the internet website can be obtained by calling the Certificate Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Certificate Administrator shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Certificate Administrator shall provide timely and adequate notification to all parties regarding any such changes.

         (b) The Certificate Administrator's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicing Released Master Servicer and the Underlying Servicers.

         (c) On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the fourth Business Day prior to the related Distribution Date), the Servicing Released Master Servicer shall deliver to the Certificate Administrator (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule V hereto. In addition, in the event that Wells Fargo no longer serves as Certificate Administrator and Servicing Retained Master Servicer, on or before the Business Day prior the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Servicing Retained Master Servicer shall deliver to the Certificate Administrator (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule V hereto.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

    SECTION 4.07. Reserved.

    SECTION 4.08. Reserved.


                                  ARTICLE V

                               THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

     Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

     The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and each Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K, Exhibit L or Exhibit I, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or either Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

     The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or either Master Servicer, to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor or Seller shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

     The Master Servicers, the Trustee and any agent of the Master Servicers or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicers, the Trustee nor any agent of a Master Servicer or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in North Carolina where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                  ARTICLE VI

        THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN AND
                             THE MASTER SERVICERS

     SECTION 6.01. Respective Liabilities of the Depositor, the Certificate Administrator, the Custodian and the Master Servicers.

     The Depositor, the Certificate Administrator, the Custodian and the Servicing Released Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor, the Certificate Administrator, the Custodian or the Servicing Released Master Servicer.

     The Depositor, the Certificate Administrator, the Custodian and the Servicing Released Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the related Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor, the Certificate Administrator, the Custodian or the Servicing Released Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the such Depositor, Certificate Administrator, Custodian or Master Servicer shall be a party, or any person succeeding to the business of the Depositor, the Certificate Administrator, the Custodian or such Master Servicer, shall be the successor of the Depositor, the Certificate Administrator, the Custodian or the Servicing Released Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicing Released Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

     SECTION 6.03. Limitation on Liability of the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer and Others.

     None of the Depositor, the Certificate Administrator, the Custodian, the Seller, either Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Certificate Administrator, the Custodian, the Seller or the Servicing Released Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released

Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer and any director, officer, employee or agent of the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicing Released Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Certificate Administrator, the Custodian, the Seller, the Servicing Released Master Servicer shall be entitled to be reimbursed therefor out of the related Certificate Account.

     SECTION 6.04. Limitation on Resignation of Servicing Released Master Servicer.

     The Servicing Released Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicing Released Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Servicing Released Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                 ARTICLE VII
                                    DEFAULT

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by a Master Servicer to deposit in the related Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Depositor or to such Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by a Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, that failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Depositor, or to such Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) a Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or all or substantially all of the property of such Master Servicer; or

          (v) a Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     If an Event of Default described in clauses (i) to (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the


                                    VII-1
related Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the related Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the related Master Servicer of such written notice, all authority and power of the such Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance which the related Master Servicer failed to make subject to Section 4.01 hereof whether or not the obligations of such Master Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the related Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the related Master Servicer to pay amounts owed pursuant to Article VIII. The related Master Servicer agrees to provide the Trustee with all documents and records requested by it to enable it to assume such Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of such Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. In addition, the related Master Servicer agrees to pay all costs and expenses involved in transferring such Master Servicer's servicing responsibilities. Any costs and expenses not covered by such Master Servicer may be deducted by the Trustee from the related Certificate Account.

     In the case of the Servicing Released Master Servicer, notwithstanding any termination of the activities of Servicing Released Master Servicer hereunder, the Servicing Released Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating the Servicing Released Master Servicer's rights and obligations as Servicing Released Master Servicer hereunder and received after such notice, that portion thereof to which the Servicing Released Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii),and any other amounts payable to the Servicing Released Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Notwithstanding anything in this Agreement to the contrary, in the event that Wells Fargo is terminated as a Master Servicer hereunder, then Wells Fargo also shall be removed as Certificate Administrator and Custodian hereunder.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time a Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee or Countrywide shall, subject to and to the extent provided in Section 3.04, be the successor to such Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances and Bi-Weekly Interest Shortfall Advances pursuant to Section 4.01. As compensation therefor, the


                                    VII-2

Trustee or Countrywide, as applicable, shall be entitled to all funds relating to the Mortgage Loans that such Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if such Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to such Master Servicer in accordance with
Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances or Bi-Weekly Interest Shortfall Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to such Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder. Any successor to a terminated Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer (other than liabilities of such Master Servicer under Section 6.03 hereof incurred prior to termination of such Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to such Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee (or the Certificate Administrator Fee, if applicable) or such other fees relating to the Mortgage Loans permitted such Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor Countrywide nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to a Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Servicing Released Master Servicer is required to maintain pursuant to Section
3.18 or that the Servicing Retained Master Servicer is required to maintain pursuant to Section 3.19(d), as applicable.

     In connection with the termination or resignation of the Servicing Released Master Servicer hereunder, either (i) the successor Servicing Released Master Servicer, including the Trustee if the Trustee is acting as successor Servicing Released Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all


                                    VII-3
material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicing Released Master Servicer shall cooperate with the successor Servicing Released Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicing Released Master Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Servicing Released Master Servicer as the servicer of such Mortgage Loan (notwithstanding that the Servicing Retained Master Servicer or related Underlying Servicer may be the servicer of such Mortgage Loan if such Mortgage Loan is a Servicing Retained Mortgage Loan).

     SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to a Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.


                                    VII-4

                                 ARTICLE VIII

           CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

          (i) unless an Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement,

          (ii) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (iii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

          (iv) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the


                                    VIII-1

     Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

     SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Certificate Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificate Insurer or Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the Certificate Insurer as a condition to taking any such action;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

          (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

          (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);


                                    VIII-2

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

          (x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act; and

          (xi) anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever regardless of the form of action from which such damages may have arisen, except in the case of willful misfeasance, bad faith or gross negligence by the Trustee.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS System other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or a Master Servicer of any funds paid to the Depositor or such Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or such Master Servicer.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

         (a) The Trustee and any director, officer, employee or agent of the Trustee shall be reimbursed for and indemnified by the Trust Fund and held harmless by the Trust Fund against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in


                                    VIII-3
any tax or information return prepared by the Certificate Administrator. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided in this paragraph (a) and for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, may be withdrawn by the Trustee from the Distribution Account at any time. In the event that amounts in the Distribution Account are insufficient to pay the Trustee the amounts due hereunder, the Seller covenants and agrees to promptly pay to the Trustee the amount of any shortfall. Upon request by the Trustee, the Servicing Released Master Servicer shall provided the Trustee with definitive certificates in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or Tax Matters Person hereunder or for any other expenses.

         (b) Each Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from such Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor, the Certificate Administrator, the Custodian or a Master Servicer and, in each case, such Person's affiliates; provided, however, that such entity cannot be an affiliate of Countrywide or a Transferor.

     SECTION 8.07. Resignation and Removal of Trustee.


                                    VIII-4

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Certificate Registrar, each Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or either Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in quadruplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicers and one copy to the successor trustee.

     The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicers, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

     SECTION 8.08. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, its predecessor trustee, the Certificate Administrator and the Master Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of


                                    VIII-5

Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the related Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the related Master Servicer and the Trustee may consider necessary or desirable. If the related Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) To the extent necessary to effectuate the purposes of this
     Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be


                                    VIII-6
     performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iv) The Certificate Administrator, and not the Trustee, shall be liable for the payment of reasonable compensation to any such separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicers, the Certificate Administrator and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Tax Matters.

     It is intended that the assets with respect to which the REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Certificate Administrator covenants and agrees that it shall act as agent (and the Certificate Administrator is hereby appointed to act as agent) for the Tax Matters Person on behalf of any such REMIC and that in such capacity, it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local


                                    VIII-7
tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code and apply for an employer identification number from the IRS via form SS-4 or its equivalent; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);
(f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay or cause the payment, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Certificate Administrator or the Tax Matters Person or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Certificate Administrator or the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);
(i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

     In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten


                                    VIII-8

(10) days after the Closing Date all information or data that the Certificate Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Certificate Administrator promptly upon written request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Certificate Administrator for any losses, liabilities, damages, claims or expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Certificate Administrator on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Certificate Administrator, if any such other tax arises out of or results from a breach by the Certificate Administrator of its obligations under this
Section 8.11, (iii) the Servicing Released Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Servicing Released Master Servicer or Seller of any of their obligations under this Agreement, (iv) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03, (v) the Transferors, jointly and severally, if any such tax arises out of or results from the Transferor's obligations to repurchase a Mortgage Loan pursuant to Section 2.03 or (vi) in all other cases, or in the event that the Trustee, the Certificate Administrator, Servicing Released Master Servicer, the Transferors or the Seller fails to honor its obligations under the preceding clauses (i), (ii), (iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in
Section 3.08(b).

     SECTION 8.12. Periodic Filings.

     Within 15 days after each Distribution Date, the Certificate Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Certificate Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Certificate Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Certificate Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Certificate Administrator from the Depositor of written termination of such power of attorney and (ii) the


                                    VIII-9
termination of the Trust Fund. The Depositor agrees to promptly furnish to the Certificate Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Certificate Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Certificate Administrator shall have no responsibility to file any items other than those specified in this Section.

     SECTION 8.13. Duties, Liabilities and Limitations on Liability of the Custodian and Certificate Administrator.

     Each of the Custodian and the Certificate Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. Each of the Custodian and the Certificate Administrator shall have all of the rights and benefits of and limitations on liability afforded to the Trustee under this Article VIII to the same extent as though each of the Custodian and the Certificate Administrator had been named in the various provisions of Article VIII. Without limiting the generality of the foregoing, each of the Certificate Administrator and the Custodian and any director, officer, employee or agent of the Custodian and the Certificate Administrator shall be indemnified by the Trust Fund and held harmless by the Trust Fund against any loss, liability or expense (including reasonable attorney's fees and expenses) arising out of, relating to or in connection with (i) this Agreement, the Certificates or in connection with their respective duties hereunder or any legal action relating thereto, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of their respective duties hereunder or incurred by reason of any action of the Custodian or Certificate Administrator at the director of the Certificateholders, and (ii) any audit, controversy or judicial proceeding relating to a governmental taxing authority.

     Notwithstanding anything in this Agreement to the contrary, in the event that either of the Certificate Administrator or the Custodian is terminated or removed pursuant to this Article VIII, then the Servicing Retained Master Servicer also shall be entitled to resign as the Servicing Retained Master Servicer

     SECTION 8.14. Certificate Administrator Fees.

     On each Distribution Date, the Certificate Administrator shall be entitled to be paid from the Certificate Account, in accordance with Section 3.08(b), the Certificate Administrator Fee for such Distribution Date. The Certificate Administrator will be responsible for payment of compensation to the Trustee and the Custodian as mutually agreed upon by such parties and the Certificate Administrator.

     SECTION 8.15. Appointment of Custodian.

     The Trustee may appoint one or more Custodians who are not Affiliates of the Depositor or the Seller to hold all or a portion of the Mortgage Files as agent for the Trustee. The appointment of Wells Fargo Bank Minnesota, National Association as Custodian hereunder is hereby authorized. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.


                                   VIII-10

     SECTION 8.16. Compliance With National Housing Act of 1934.

     In performing its duties hereunder with respect to FHA Loans, the Trustee shall comply with all requirements of the National Housing Act of 1934, as amended.


                                   VIII-11

                                  ARTICLE IX

                                  TERMINATION

     SECTION 9.01. Termination upon Liquidation or Purchase of all Mortgage
Loans.

     Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by Countrywide, in its capacity as Servicing Released Master Servicer, of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by Countrywide at the expense of Countrywide and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

     Countrywide shall have the right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) in the preceding paragraph of this Section
9.01 only on or after the date on which it shall determine that the customary and reasonable costs and expenses incurred in the performance of its servicing obligations hereunder exceed the benefits accruing to Countrywide in its capacity as Servicing Released Master Servicer; provided, however, that in no event shall Countrywide exercise its right to purchase the Mortgage Loans and REO Properties pursuant to clause (a) in the preceding paragraph of this
Section 9.01 before the date on which the Pool Stated Principal Balance, at the time of any such repurchase, is less than ten percent of the sum of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

     SECTION 9.02. Final Distribution on the Certificates.

     If on any Determination Date, the Master Servicers determine that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicing Released Master Servicer shall notify the Certificate Administrator and direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicing Released Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicing Released Master Servicer shall notify the Depositor, the Certificate Administrator and the Trustee of the date the Servicing Released

Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated,
(b) the amount due to each Class of Certificates on such final Distribution Date, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicing Released Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Master Servicers shall cause all funds in the Certificate Accounts to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee and the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Servicing Released Master Servicer the Mortgage Files for the Mortgage Loans.

     The Certificate Administrator shall determine the amount of each final distribution to be made on each Class of Certificates and notify the Trustee thereof in writing no later than the business day immediately preceding the final Distribution Date. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date to the extent of Available Funds and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (b) any PO Deferred Amounts in the case of Class PO Certificates, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. The Trustee may conclusively rely on the information received from the Certificate Administrator with respect to the amounts payable on each Class of Certificates on the final Distribution Date.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust

Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

     SECTION 9.03. Additional Termination Requirements.

         (a) In the event that Countrywide exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of Countrywide, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicing Released Master Servicer under
     Section 9.02, the Servicing Released Master Servicer shall prepare and the Trustee, at the expense of the "tax matters person," shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

              (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Servicing Released Master Servicer for cash in accordance with Section 9.01.

          (b) The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Servicing Released Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Servicing Released Master Servicer.

          (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicing Released Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Custodian, the Seller, the Certificate Administrator, the Master Servicers, the Transferors and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller, the Master Servicers, the Custodian or the Certificate Administrator, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Master Servicers, the Custodian and the Certificate Administrator also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

     This Agreement may also be amended from time to time by the Depositor, the Seller, the Master Servicers, the Custodian, the Certificate Administrator, the Transferors and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     SECTION 10.02. Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicing Released Master Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04. Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the
(i) of the Mortgage Loans by the Seller to the Depositor and (ii) Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of a Master Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

     5. The final payment to Certificateholders;

     6. Any rating action involving the long-term credit rating of the Servicing Released Master Servicer , which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 4.06;

     2. Each annual statement as to compliance described in Section 3.16;

     3. Each annual independent public accountants' servicing report described in Section 3.17; and

     4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02,
2.03 or 3.11.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to (a) in the case of the Depositor, CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4016, Attention: David A. Spector, (b) in the case of Countrywide, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (805) 520-5615, Attention: Kevin W. Bartlett or such other address as may be hereafter furnished to the other parties hereto by Countrywide in writing, (c) in the case of the Transferors, 5900 Wilshire Blvd., 16th Floor, Los Angeles, California 90036, Attention:
CWMBS 2001-J1, facsimile number (323) 965-6262,or such other address as may be hereafter furnished to the other parties hereto by the Transferors in writing
(d) in the case of the Servicing Retained Master Servicer or the Certificate Administrator, Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: CWMBS 2001-J1, facsimile number: (410) 884-2360, or in the case of the Custodian, Wells Fargo Bank Minnesota, National Association, 1015 10th Avenue, S.E., Minneapolis, Minnesota 55414, Attention: Inventory Control, or such other addresses as the Servicing Retained Master Servicer, Certificate Administrator or Custodian may hereafter furnish to the other parties hereto in writing, (e) in the case of the Trustee, First Union National Bank, 401 South Tryon St. NC-1179, Charlotte, North Carolina 28288, facsimile number: (704) 383-6039, Attention:
Corporate Trust Administration, CWMBS, Inc. Series 2001-J1, or such other address furnished to the other parties hereto by Countrywide in writing, (f) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, facsimile number: (212) 363-1459, confirmation telephone number: (212) 248-4341, Attention: Structured Finance - Mortgage Backed Securities or such other address as may be hereafter furnished to the other parties hereto by the Certificate Insurer in writing, and (g) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 or 3.19, this Agreement may not be assigned by either Master Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights.

     Each Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer or to the extent provided in the related Underlying Servicing Agreement, Underlying Servicer, as applicable, to permit any representative of the Depositor or the Trustee during such Master Servicer's, Subservicer's or Underlying Servicer's normal business hours, to examine all the books of account, records, reports and other papers of such Master Servicer, Subservicer or Underlying Servicer relating to the Mortgage Loans master serviced or serviced by it, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision such Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other reasonable expenses shall be borne by such Master Servicer or the related Subservicer or Underlying Servicer, as applicable.

     SECTION 10.10. Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificate-holders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. [Reserved].

     SECTION 10.12. Protection of Assets.

          (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

          (i) borrow money or issue debt;

          (ii) merge with another entity, reorganize, liquidate or sell assets; or

          (iii) engage in any business or activities.

          (b) Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

                                  ARTICLE XI

               CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     SECTION 11.01. Rights of the Certificate Insurer to Exercise Rights of Class 3-A-2 Certificateholders.

     By accepting its Certificate, each Class 3-A-2 Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Class 3-A-2 Certificateholders under this Agreement without any further consent of the Class 3-A-2 Certificateholders.

     SECTION 11.02. Claims Upon the Class 3-A-2 Policy; Certificate Insurance Account.

     (a) If, on the Business Day next succeeding the Determination Date, the Certificate Administrator determines that the funds that will be on deposit in the Distribution Account on the related Distribution Date, to the extent distributable to the Class 3-A-2 Certificateholders pursuant to Section 4.02(a)(3), are insufficient to pay (i) the Class Optimal Interest Distribution Amount for the Class 3-A-2 Certificates for such Distribution Date as reduced pursuant to Section 4.02(d), (ii) the principal portion of any Realized Loss allocated to the Class 3-A-2 Certificates on such Distribution Date or (iii) the funds available in connection with an optional termination of the Trust Fund by the Servicing Released Master Servicer pursuant to
Section 9.01 will be insufficient to reduce the Certificate Principal Balance of the Class 3-A-2 Certificates to zero, the Certificate Administrator shall deliver to the Trustee not later than 1:00 p.m. New York City time on the Business Day next succeeding the Determination Date a certificate signed by a Responsible Officer directing the Trustee to draw on the Class 3-A-2 Policy and stating the amount to be drawn and stating the Guaranteed Distribution for the Class 3-A-2 Certificates, and the Trustee shall give notice by telephone or telecopy of the aggregate amount of such deficiency, based solely on the information set forth in the Certificate Administrator Report, confirmed in writing in the form set forth as Exhibit A to the endorsement of the Class 3-A-2 Policy, to the Certificate Insurer at or before 12:00 noon, New York City time, on the Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Distribution Account, the Trustee shall reasonably promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

     (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class 3-A-2 Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Class 3-A-2 Policy in the Certificate Insurance Account and distribute such amount only for purposes of payment to Holders of Class 3-A-2 Certificates of the Guaranteed Distribution for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of a Master Servicer, the Custodian, the Certificate Administrator, the Trustee or the Trust Fund. Amounts paid under the Class 3-A-2 Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class 3-A-2 Certificates in accordance with Section 4.02 or Section 9.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class 3-A-2 Certificates to be paid from funds transferred from the Certificate Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section 4.06. Funds held in the Certificate Insurance Account shall not be invested by the Trustee.

     On any Distribution Date with respect to which a claim has been made under the Class 3-A-2 Policy, the amount of any funds received by the Trustee as a result of any claim under the Class 3-A-2 Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Certificate Insurance Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be distributed to the Class 3-A-2 Certificateholders pursuant to Section 4.02, directly to the payment in full of the Guaranteed Distribution due on the Class 3-A-2 Certificates. Any funds remaining in the Certificate Insurance Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Certificate Insurance Account in respect of any Class 3-A-2 Certificate from moneys received under the Class 3-A-2 Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

     SECTION 11.03. Effect of Payments by the Certificate Insurer;
Subrogations.

     Anything herein to the contrary notwithstanding, for purposes of this
Section 11.03, any payment with respect to principal of or interest on the Class 3-A-2 Certificates which is made with monies received pursuant to the terms of the Class 3-A-2 Policy shall not be considered payment of the Class 3-A-2 Certificates from the Trust Fund. The parties hereto acknowledge, and each Holder by its acceptance of a Class 3-A-2 Certificate agrees, that without the need for any further action on the part of the Certificate Insurer or any party hereto, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class 3-A-2 Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Class 3-A-2 Certificateholder, and the parties hereto hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund; provided that the Certificate Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

     The Trustee, the Certificate Administrator and the Master Servicers shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     SECTION 11.04. Notices and lnformation to the Certificate Insurer.

     (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto in any capacity or to the Certificateholders shall also be sent to the Certificate Insurer.

     (b) The Servicing Released Master Servicer shall designate a Person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

     SECTION 11.05. Trustee to Hold Class 3-A-2 Policy.

     The Trustee will hold the Class 3-A-2 Policy in trust as agent for the Class 3-A-3 Certificateholders for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Class 3-A-2 Policy, nor the amounts paid on the Class 3-A-2 Policy will constitute part of the Trust Fund or assets of the REMIC created by this Agreement. Each Class 3-A-2 Certificateholder, by accepting its Certificate, appoints the Certificate Administrator as attorney-in-fact for the purpose of making claims on the Class 3-A-2 Policy. The Trustee shall surrender the Class 3-A-2 Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Class 3-A-2 Policy as provided in the Class 3-A-2 Policy following the retirement of the Class 3-A-2 Certificates. To the extent that the Class 3-A-2 Policy constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside credit support agreement and not an asset of the REMIC and
(2) it shall be owned by the Certificate Insurer, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.

     SECTION 11.06. Payment of Insurance Premium.

     Unless otherwise designated in writing by the President or a Managing Director of the Certificate Insurer to the Trustee and the Certificate Administrator, the Certificate Insurance Premium Amount to be paid pursuant to
Section 4.02(a)(3) shall be paid by the Trustee to the Certificate Insurer by wire transfer with the following details specifically stated in the wire transfer:

        Bank:                Citibank, N.A.
        ABA Number:          021000089
        For the account of:  Ambac Assurance Corporation
        Account Number:      40609486
        Re:                  Countrywide Series 2001-J1
        Attention:           Pamela Dottin
                             (212) 208-3308


                         *    *    *    *    *    *

     IN WITNESS WHEREOF, the Depositor, the Transferors, the Seller and the Servicing Released Master Servicer, the Servicing Retained Master Servicer, the Certificate Administrator, the Custodian and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CWMBS, INC.,
                                     as Depositor


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    PEOPLE'S BANK OF CALIFORNIA,
                                     as a Transferor


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    PEOPLE'S PREFERRED CAPITAL CORPORATION,
                                     as a Transferor


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    COUNTRYWIDE HOME LOANS, INC.,
                                     as Seller and a Master Servicer


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                      as a Master Servicer, Certificate
                                      Administrator and Custodian


                                    By:
                                        --------------------------------
                                         Name:

                                         Title:


                                    FIRST UNION NATIONAL BANK,
                                     as Trustee


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE I
                            Mortgage Loan Schedule
                       [Delivered at Closing to Trustee]


                                     S-IV-

                                  SCHEDULE II
                                  CWMBS, Inc.
                      Mortgage Pass-Through Certificates
                                Series 2001-J1
        Representations and Warranties of the Seller and Countrywide as
                      Servicing Released Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

               (1) Countrywide is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Servicing Released Mortgage Loan, to service the Servicing Released Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

               (2) Countrywide has the full corporate power and authority to sell and service each Servicing Released Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of Countrywide the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (3) The execution and delivery of the Pooling and Servicing Agreement by Countrywide, the sale and servicing of the Servicing Released Mortgage Loans by Countrywide under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Countrywide and will not (A) result in a material breach of any term or provision of the charter or by-laws of Countrywide or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any


                                   S-II-1
     other material agreement or instrument to which Countrywide is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Countrywide's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

               (4) Countrywide is an approved servicer of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

               (5) No litigation is pending or, to the best of Countrywide's knowledge, threatened, against Countrywide that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Countrywide to sell or service the Servicing Released Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

               (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Countrywide has obtained the same.

               (7) Countrywide intends to treat the transfer of the Servicing Released Mortgage Loans to the Depositor as a sale of the Servicing Released Mortgage Loans for all tax, accounting and regulatory purposes.

               (8) The Servicing Released Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

               (9) To the extent the Servicing Released Master Servicer services a Servicing Released Mortgage Loan that is an FHA Loan, the Servicing Released Master Servicer that (i) it is an approved seller/servicer of conventional mortgage loans for FNMA, and is an FHA Approved Mortgagee in good standing to service mortgages, is a VA Approved Lender and has not been suspended as a mortgagee or servicer by the FHA or VA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Servicing Released Mortgage Loans, and (ii) it is, and shall remain for as long as it is servicing the Servicing Released Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and a VA Approved Lender and to service mortgage loans for HUD, FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which


                                    S-II-2
     would make the Servicing Released Master Servicer unable to comply with HUD, FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of HUD, FNMA, FHLMC, FHA or VA.


                                    S-II-3

                                 SCHEDULE III

                                  CWMBS, Inc.

                      Mortgage Pass-Through Certificates

                                Series 2001-J1

            Representations and Warranties as to the Mortgage Loans
            -------------------------------------------------------

     Countrywide Home Loans, Inc. ("Countrywide") hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among CWMBS, Inc., as depositor, Countrywide, as seller and a master servicer, Wells Fargo Bank Minnesota, as master servicer, as certificate administrator, and as custodian, People's Bank of California, as a transferor, People's Preferred Capital Corporation, as a transferor, and First Union National Bank, as trustee.

               (1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

               (2) As of the Closing Date, all payments due with respect to each Mortgage Loan prior to the related Cut-off Date have been made; and as of the related Cut-off Date, no Mortgage Loan has been contractually delinquent for 30 or more days during the twelve months prior to such Cut-off Date.

               (3) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 102.4%.

               (4) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

               (5) Immediately prior to the assignment of each Mortgage Loan to the Depositor, the Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.


                                   S-III-1

               (6) There is no delinquent tax or assessment lien against any Mortgaged Property.

               (7) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

               (8) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item
     (12) below.

               (9) As of the Closing Date, to the best of the Seller's knowledge, each Mortgaged Property is free of material damage and in good repair.

               (10) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

               (11) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

               (12) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage subject to the exceptions set forth in paragraph (4) above; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy.

               (13) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that


                                   S-III-2
     satisfied at the time of origination the requirements of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

               (14) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (15) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

               (16) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

               (17) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

               (18) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

               (19) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (20) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.


                                   S-III-3

               (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

               (22) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, prudent and customary in the mortgage lending and servicing business.

               (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

               (24) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

               (25) Each Mortgage Loan contains a customary "due on sale" clause.

               (26) None of the Mortgage Loans provide for a prepayment penalty.

               (27) Each Mortgage Loan which had a Loan-to-Value Ratio at origination in excess of 80% is the subject of a Primary Insurance Policy that insures that portion of the principal balance equal to a specified percentage times the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest thereon and the related foreclosure expenses. The specified percentage is either 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 97.00% and 35% for Loan-to-Value Ratios between 97.01% and 100%. Each such Primary Insurance Policy is issued by a Qualified Insurer. All provisions of any such Primary Insurance Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates either the Mortgagor or the mortgagee thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, subject, in each case, to the provisions of Section 3.09(c) of the Pooling and Servicing Agreement. The Mortgage Rate for each Mortgage Loan is net of any such insurance premium.

               (28) At the related Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item
     (29) below contain a standard


                                   S-III-4
     mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (29) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

               (30) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

               (31) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

               (32) Each Mortgaged Property is improved by a one- to four-family residential dwelling including condominium units and dwelling units in PUDs, which, to the best of Seller's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law.

               (33) Each Mortgage Loan is being serviced by the Master
     Servicer.

               (34) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

               (35) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an


                                   S-III-5
     amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

               (36) Each Mortgage Loan was underwritten in all material respects in accordance with the Seller's underwriting guidelines as set forth in the Prospectus Supplement.

               (37) Other than with respect to any Streamlined Documentation Mortgage Loan as to which the loan-to-value ratio of the related Original Mortgage Loan was less than 90% at the time of the origination of such Original Mortgage Loan, prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

               (38) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and 0 of the Initial Mortgage Loans are subject to a buydown or similar arrangement.

               (39) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

               (40) The Mortgage Loans were selected at the Closing Date from among outstanding fixed-rate one- to four-family mortgage loans in Countrywide's portfolio and outstanding fixed-rate one- to four-family mortgage loans purchased from the Transferors, in each case as to which the representations and warranties made as to the Mortgage Loans set forth in this Schedule III can be made. Such selection was not made in a manner reasonably intended to adversely affect the interests of Certificateholders.

               (41) Except for 1 Mortgage Loan, each Mortgage Loan has a payment date on or before the Due Date in the month of the first Distribution Date.

               (42) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage
     Note is a Lost Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note. A "Lost


                                   S-III-6

     Mortgage Note" is a Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.


                                   S-III-7

                                  SCHEDULE IV
                          Principal Balances Schedule
                                [if applicable]



                                   S-III-1

                                  SCHEDULE V
                    Form of Monthly Master Servicer Report
              [Delivered at Closing to Certificate Administrator]



                                   S-IV-1

                                   EXHIBIT A

                         [FORM OF SENIOR CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").]

Certificate No.                   :

Cut-off Date                      :

First Distribution Date           :

Initial Certificate Balance
of this Certificate
("Denomination")                  :      $

Initial Certificate Balances
of all Certificates of
this Class                        :      $


CUSIP                             :


                                  CWMBS, INC.
              Mortgage Pass-Through Certificates, Series 2001-J1
                                   Class [ ]

        evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWMBS, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferors, the Seller, the Master Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, People's Bank of California, as transferor (in such capacity, a "Transferor"), People's Preferred Capital Corporation, as transferor (in such capacity, a "Transferor" and together with People's Bank of California, the "Transferors"), Countrywide Home Loans, Inc., as seller (the "Seller") and as master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank Minnesota, National Association., as master servicer (in such capacity, a "Master Servicer" and together with Countrywide Home Loans, Inc., the "Master Servicers") and as custodian (the "Custodian"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 20__

                                         FIRST UNION NATIONAL BANK,
                                         as Trustee


                                         By
                                            ---------------------------


Countersigned:

By
   ------------------------------------
       Authorized Signatory of
       FIRST UNION NATIONAL BANK,
       as Trustee

                                   EXHIBIT B

                      [FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES UNDER THE CODE TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _______, 200_. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS ______%. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH $_______ OF OID PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE; THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY ____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS $______ PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE COMPUTED USING THE MONTHLY YIELD AND DAILY COMPOUNDING DURING THE SHORT ACCRUAL PERIOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED, IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE OCCURRED DURING ANY ACCRUAL PERIOD. THE PREPAYMENT ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6)(B)(iii) OF THE CODE.]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[For B3, B4, B5 Certificates][NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR DELIVERS TO THE TRUSTEE AN ALTERNATIVE REPRESENTATION OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. [SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.] NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                   :
Cut-off Date                      :

First Distribution Date           :

Initial Certificate Balance
of this Certificate
("Denomination")                  :      $

Initial Certificate Balances
of all Certificates of
this Class                        :      $


                                  CWMBS, INC.
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class [ ]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWMBS, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferors, the Seller, the Master Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, People's Bank of California, as transferor (in such capacity, a "Transferor"), People's Preferred Capital Corporation, as transferor (in such capacity, a "Transferor" and together with People's Bank of California, the "Transferors"), Countrywide Home Loans, Inc., as seller (the "Seller") and as master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank Minnesota, National Association., as master servicer (in such capacity, a "Master Servicer" and together with Countrywide Home Loans, Inc., the "Master Servicers") and as custodian (the "Custodian"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [For B3, B4, B5 Certificates][No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) if certificate has been the subject of an ERISA Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.] Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                  *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                          FIRST UNION NATIONAL BANK,
                                          as Trustee


                                          By
                                             ---------------------------

Countersigned:

By
   -----------------------------------
        Authorized Signatory of
        FIRST UNION NATIONAL BANK,
        as Trustee

                                   EXHIBIT C

                        [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN ALTERNATIVE REPRESENTATION OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                   :

Cut-off  Date                     :

Initial Certificate Balance
of this Certificate
("Denomination")                  :      $

Initial Certificate Balances
of all Certificates of
this Class                        :      $

CUSIP                             :


                                  CWMBS, INC.
            Mortgage Pass-Through Certificates, Series 200____-____

       evidencing the distributions allocable to the Class A-R
       Certificates with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWMBS, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferors, the Seller, the Master Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, People's Bank of California, as transferor (in such capacity, a "Transferor"), People's Preferred Capital Corporation, as transferor (in such capacity, a "Transferor" and together with People's Bank of California, the "Transferors"), Countrywide Home Loans, Inc., as seller (the "Seller") and as master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank Minnesota, National Association., as master servicer (in such capacity, a "Master Servicer" and together with Countrywide Home Loans, Inc., the "Master Servicers") and as custodian (the "Custodian"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Charlotte, North Carolina.

     No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, or (ii) a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) and that the acquisition and holding of the Certificate satisfy the requirements of Sections I and III of PTCE 95-60 or (iii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Class A-R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                  *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                           FIRST UNION NATIONAL BANK,
                                           as Trustee


                                           By
                                              ------------------------------

Countersigned:

By
   -----------------------------------
        Authorized Signatory of
        FIRST UNION NATIONAL BANK,
        as Trustee

                                   EXHIBIT D

                     [FORM OF NOTIONAL AMOUNT CERTIFICATE]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").]

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES UNDER THE CODE TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS , 200 . THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS %. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT OF % PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH $ OF OID ON THE INITIAL POOL STATED PRINCIPAL BALANCE; THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY % (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS $ ON THE INITIAL POOL STATED PRINCIPAL BALANCE; AND THE METHOD USED TO CALCULATE THE ANNUAL YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS THE EXACT METHOD AS DEFINED IN PROPOSED TREASURY REGULATIONS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED, IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE OCCURRED DURING ANY ACCRUAL PERIOD. THE PREPAYMENT ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6)(B)(iii) OF THE CODE.]

Certificate No.               :

Cut-off Date                  :

First Distribution Date       :

Initial Notional Amount
of this Certificate
("Denomination")              :

Initial Notional Amount
of all Certificates
of this Class                 :

CUSIP                         :


                                  CWMBS, INC.
            Mortgage Pass-Through Certificates, Series 200____-____
                                   Class [ ]

       evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

                           CWMBS, Inc., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferors, the Seller, the Master Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, People's Bank of California, as transferor (in such capacity, a "Transferor"), People's Preferred Capital Corporation, as transferor (in such capacity, a "Transferor" and together with People's Bank of California, the "Transferors"), Countrywide Home Loans, Inc., as seller (the "Seller") and as master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank Minnesota, National Association., as master servicer (in such capacity, a "Master Servicer" and together with Countrywide Home Loans, Inc., the "Master Servicers") and as custodian (the "Custodian"), and First Union National Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                               *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                               FIRST UNION NATIONAL BANK,
                                               as Trustee


                                               By
                                                  ----------------------------


Countersigned:

By
   ------------------------------------
       Authorized Signatory of
       FIRST UNION NATIONAL BANK,
       as Trustee

                                   EXHIBIT E

                       [Form of Reverse of Certificates]

                                  CWMBS, INC.
              Mortgage Pass-Through Certificates, Series 2001-J1

     This Certificate is one of a duly authorized issue of Certificates designated as CWMBS, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Transferors, the Master Servicers, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in Charlotte, North Carolina, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Transferors, the Master Servicers, the Seller, the Custodian and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, Countrywide Home Loans, Inc. as Master Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:


                                    ___________________________________________
                                    Signature by or on behalf of assignor



                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to, ______________________________________________
______________________________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number ________________________, or, if mailed by check, to __________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________
______________________________________________________________________________.

     This information is provided by _________________________________________, the assignee named above, or _________________________________________________, as its agent.

STATE OF               )
                       )  ss.:
COUNTY OF              )


     On the _____day of ___________________, 20__ before me, a notary public in and for said State, personally appeared___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                            ___________________________________
                                                        Notary Public


[Notarial Seal]

                                   EXHIBIT F

                  FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                    [date]


[Depositor]

[Master Servicer]

[Seller]

_______________________
_______________________


     Re: Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, People's Bank of California, as Transferor, People's Preferred Capital Corporation, as Transferor, Countrywide Home Loans, Inc., as Seller and Master Servicer, Wells Fargo Bank Minnesota, National Association, as Master Servicer, Custodian and Certificate Administrator, and First Union National Bank, as Trustee, Mortgage Pass-Through Trust 2001-J1, - Mortgage Pass-Through Certificates, Series 2001-J1
          --------------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Delay Delivery Mortgage Loan, any Mortgage Loan paid in full or any Mortgage Loan listed on the attached schedule) it has received the original Mortgage Note.

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                          as Custodian


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT G

                     FORM OF DELAY DELIVERY CERTIFICATION

                                    [date]


[Depositor]

[Master Servicer]

[Seller]

________________________
________________________


     Re: Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, People's Bank of California, as Transferor, People's Preferred Capital Corporation, as Transferor, Countrywide Home Loans, Inc., as Seller and Master Servicer, Wells Fargo Bank Minnesota, National Association, as Master Servicer, Custodian and Certificate Administrator, and First Union National Bank, as Trustee, Mortgage Pass-Through Trust 2001-J1, - Mortgage Pass-Through Certificates, Series 2001-J1
          ----------------------------------------------------------------

Gentlemen:

     Reference is made to the Initial Certification of Custodian relating to the above-referenced series, with the schedule of exceptions attached thereto (the "Schedule A"), delivered by the undersigned, as Custodian, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). The undersigned hereby certifies that, as to each Delay Delivery Mortgage Loan listed on Schedule A attached hereto (other than any Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received the original Mortgage Note.

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                         as Custodian


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                    [date]


[Depositor]

[Master Servicer]

[Seller]

_____________________
_____________________


     Re: Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, People's Bank of California, as Transferor, People's Preferred Capital Corporation, as Transferor, Countrywide Home Loans, Inc., as Seller and Master Servicer, Wells Fargo Bank Minnesota, National Association, as Master Servicer, Custodian and Certificate Administrator, and First Union National Bank, as Trustee, Mortgage Pass-Through Trust 2001-J1, - Mortgage Pass-Through Certificates, Series 2001-J1
          ------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached Document Exception Report) it has received the original Mortgage Note. Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     Based on the Custodian's review and examination and only as to the foregoing documents: (i) all documents required to be delivered pursuant to the Pooling and Servicing Agreement are in its possession, (ii) all documents delivered by the Seller or the Depositor to the Custodian pursuant to Section 2.01(c) of the Pooling and Servicing Agreement, other than (iv), (vi)(d),
(vii) and (viii) of Section 2.01(c), have been reviewed by the Custodian and have not been mutilated or damaged and appear regular on their face and relate to such Mortgage Loan, and (iii) based on the examination of the Custodian, and only as to the foregoing documents, the information set forth in sub-paragraphs (ii), (iii) and (v) of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement, accurately reflects the information set forth in the Mortgage File. As noted in the Pooling and Servicing Agreement, the Custodian is not obligated to confirm any MERS-related information. Any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01 is listed in the attached exception report.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian is not obligated to make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

     The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                        as Custodian


                                       By :
                                            --------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT I

                              TRANSFER AFFIDAVIT

                                  CWMBS, Inc.
                      Mortgage Pass-Through Certificates
                                Series 2001-J1

STATE OF              )
                      ) ss.:
COUNTY OF             )


     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among CWMBS, Inc., as depositor (the "Depositor"), People's Bank of California, as Transferor, People's Preferred Capital Corporation, as Transferor, Countrywide Home Loans, Inc., as Seller and Master Servicer, Wells Fargo Bank Minnesota, National Association, as Master Servicer, Custodian and Certificate Administrator, and First Union National Bank, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is .

     9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. The Transferee anticipates that it will, so long as it holds the Class A-R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class A-R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class A-R Certificates that the Transferee intends to pay taxes associated with holding such Class A-R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificates. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

     12. The Transferee either (i) is not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor is the Transferee acting on behalf of any such plan or arrangement, nor is the Transferee using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and the Transferee is an insurance company, the Transferee is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60.

                                  *   *   *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______________, 20__.

                                        ___________________________________
                                               PRINT NAME OF TRANSFEREE


                                        By: _______________________________
                                        Name:
                                        Title:

[Corporate Seal]

ATTEST:


________________________________
[Assistant] Secretary

     Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

        Subscribed and sworn before me this ____ day of __________, 20___.



                                         __________________________________
                                         NOTARY PUBLIC


                                         My Commission expires the
                                         ___ day of ______________, 20__

                                                                EXHIBIT 1
                                                                to EXHIBIT I


                              Certain Definitions
                              -------------------

     "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, (v) an "electing large partnership" within the meaning of Section 775 of the Code, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                EXHIBIT 2
                                                                to EXHIBIT I


                       Section 5.02(c) of the Agreement
                       --------------------------------

     (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

                                   EXHIBIT J

                        FORM OF TRANSFEROR CERTIFICATE


                                                          __________________
                                                          Date


CWMBS, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:  David A. Spector

First Union National Bank
1525 West W.T. Harris Blvd., Building 3-C-3
Attention:  Barbara Hill
Charlotte, NC  28288-1153

        Re:    CWMBS, Inc. Mortgage Pass-Through Certificates,
               Series 2001-J1, Class
               ------------------------------------------

Ladies and Gentlemen:

     In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act and (c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                       Very truly yours,



                                       _____________________________________
                                       Print Name of Transferor


                                       By: _________________________________
                                                  Authorized Officer

                                   EXHIBIT K

                   FORM OF INVESTMENT LETTER (NON-RULE 144A)


                                                      ______________________
                                                      Date


CWMBS, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:  David A. Spector

First Union National Bank
1525 West W.T. Harris Blvd., Building 3-C-3
Attention:  Barbara Hill
Charlotte, NC  28288-1153

        Re:    CWMBS, Inc. Mortgage Pass-Through Certificates,
               Series 2001-J1, Class
               --------------------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any

Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                         Very truly yours,

                                         ____________________________________
                                         Print Name of Transferee


                                         By: _________________________
                                         Authorized Officer

                                   EXHIBIT L

                           FORM OF RULE 144A LETTER



                                                        ______________________
                                                        Date


CWMBS, Inc.
4500 Park Granada
Calabasas, California  91302
Attention:  David A. Spector

First Union National Bank
1525 West W.T. Harris Blvd., Building 3-C-3
Attention:  Barbara Hill
Charlotte, NC  28288-1153

        Re:    CWMBS, Inc. Mortgage Pass-Through Certificates,
               Series 2001-J1, Class
               ---------------------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                             ANNEX 1 TO EXHIBIT L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___  Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                           __________________________________
                                                  Print Name of Buyer


                                           By: ______________________________
                                           Name:
                                           Title:

                                           Date: ____________________________

                                                         ANNEX 2 TO EXHIBIT L
                                                         --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        _____________________________________
                                            Print Name of Buyer or Adviser


                                        By: _________________________________
                                        Name:
                                        Title:


                                        IF AN ADVISER:


                                        _____________________________________
                                                  Print Name of Buyer


                                        Date: _______________________________

                                   EXHIBIT M

                                  [RESERVED]

                                   EXHIBIT N

                       REQUEST FOR RELEASE OF DOCUMENTS

To:     Wells Fargo Bank Minnesota, National Association
        Attn:  Mortgage Document Custody Services
        1015 10th Avenue Southeast
        Minneapolis, Minnesota  55414

        Re: The Pooling & Servicing Agreement dated June 1, 2001 among Countrywide Home Loans, Inc., as Seller and as Master Servicer, CWMBS, Inc., as Depositor, People's Bank of California, as Transferor, People's Preferred Capital Corporation, as Transferor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, Custodian and Certificate Administrator, and First Union National Bank, as Trustee
             ---------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee, we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor's Name, Address and Zip Code:

Reason for Requesting Documents (check one)

     1. Mortgage Loan paid in full (the undersigned hereby certifies that all amounts have been received).

     2. Mortgage Loan Foreclosure (the undersigned hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received).

     3.   Substitution.

     4.   Other Liquidation (Repurchases, etc.)

     5.   Nonliquidation.               Reason: __________________________

Address to which Custodian should
Deliver the Mortgage File:                  _______________________________
                                            _______________________________
                                            _______________________________

By:_______________________________
Name:_____________________________
Title:____________________________
Date:_____________________________


Custodian
---------

Wells Fargo Bank Minnesota, N.A.

Please acknowledge the execution of the above request by your signature and date below:

_______________________________                    _______________________
Signature                                          Date


Documents returned to Custodian:

_______________________________                    ________________________
Custodian                                          Date

                                   EXHIBIT O
                                  [RESERVED]

                                   EXHIBIT P

                                  [Reserved].

                                   EXHIBIT Q

                          FORM OF CLASS 3-A-2 POLICY



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Ambac                                        Ambac Assurance Corporation
Certificate Guaranty Insurance Policy        One State Street Plaza, 15th Floor
                                             New York, New York 10004
                                             Telephone: (212) 668-0340

Insured Obligations:                         Policy Number:
CWMBS, Inc.                                  AB0474BE
Mortgage Pass-Through Trust 2001-J1
Mortgage Pass-Through Certificates,
Series 2001-J1,
Class 3-A-2                                  Premium:
                                             As specified in the endorsement
                                             attached hereto.

Ambac Assurance Corporation (Ambac), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of (a) one (1) Business Day following notification to Ambac of Nonpayment or
(b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

President                                             Secretary


Effective Date: June 29 , 2001                        Authorized Representative

Form No.: 2B-0022 (7/97)



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                                                             EXECUTED VERSION
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                      CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT



Attached to and forming                          Effective Date of Endorsement:
part of Policy No. AB0474BE                                       June 29, 2001
issued to:


First Union National Bank, as Trustee
for the Holders of the CWMBS, Inc.
Mortgage Pass-Through Certificates,
Series 2001-J1, Class 3-A-2

        For all purposes of this Policy, the following terms shall have the following meanings:

        "Agreement" shall mean the Pooling and Servicing Agreement, dated as of June 1, 2001, among CWMBS, Inc., as the Depositor, Countrywide Home Loans, Inc., as seller and as a Master Servicer, Wells Fargo Bank Minnesota, National Association, as a Master Servicer and Custodian, and First Union National Bank, as Trustee, as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement, provided that any such amendment, modification or supplement shall have been approved in writing by the Insurer.

        "Business Day" shall mean any day other than (i) a Saturday-,or a Sunday or (ii) a day on which banking institutions in the States of New York, Maryland, Minnesota or Illinois are authorized or obligated by law or executive order to be closed.

        "Certificate Guarantee Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

        "Class 3-A-2 Certificates" shall mean any one of the Certificates designated as a Class 3A-2 Certificate, substantially in the form set forth in Exhibit A-1 to the Agreement.

        "Distribution Date" shall mean the 25th day of any month (or if such 25th day is not a Business Day, the first Business Day immediately following) beginning with the First Distribution Date.

        "Due for Payment" shall mean with respect to any Insured Amounts, such amount that is due and payable pursuant to the tens of the Agreement on the related Distribution Date.

        "First Distribution Date" shall mean July 25, 2001.



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        "Guaranteed Distribution" shall mean, with respect to the Insured
Certificates as of any Distribution Date, the distribution to be made to the Holders of the Insured Certificates in an aggregate amount equal to the sum of
(1) the Class Optimal Interest Distribution Amount applicable to the Insured Certificates net of any related Net Prepayment Interest Shortfalls and any Relief Act Reductions, (2) the principal portion of any Realized Losses allocated to the Insured Certificates on such Distribution Date, and (3) the Class Certificate Balance of the Insured Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

        "Holder" shall mean any person who is the registered owner or beneficial owner of any Insured Certificate.

        "Indemnification Agreement" shall mean the Indemnification Agreement, dated as of June 27, 2001, among CVWMBS, Inc., as Depositor, Countrywide Home Loans, Inc. and Ambac Assurance Corporation, as such Agreement may be amended, modified or supplemented from time to time.

        "Insured Amounts" shall mean, with respect to any Distribution Date, the Guaranteed Distribution for such Distribution Date.

        "Insured Certificates" shall mean the Class 3-A-2 Certificates.

        "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of
(i) Insured Amounts for such Distribution Date and (ii) Preference Amounts for any given Business Day.

        "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Certificate Guaranty Insurance Policy.

        "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Distribution Date pursuant to the Agreement.

        "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

        "Preference Amount" means any payment of Insured Amounts on an Insured Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

        "Term of the Policy" shall mean the period from and including the date of issuance of the Policy to and including the date on which (i) the Certificate Principal Balance of the Insured Certificates is reduced to zero,
(ii) any period during which any payment of the Insured Certificates could have been avoided in whole or in part as a preference payment under



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applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

        "Trustee" shall mean First Union National Bank, or its successor-in-interest, in its capacity as trustee under the Agreement, or if any successor trustee or any co-trustee shall be appointed as provided therein, then "Trustee" shall also mean such successor trustee or such co--trustee, as the case may be, subject to the provisions thereof.

        Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

        As provided by the Policy, the Insurer will pay any amount payable hereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event on the Distribution Date next following receipt on a Business Day by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder (the "Order"), (ii) a certificate by or on behalf of the Trustee that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder relating to or arising under the Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and (iv) a Notice of Nonpayment (attached hereto as Exhibit
A) appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder, as applicable, directly, unless the Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee on behalf of the Holder, subject to the delivery of (a) the items refereed to in clauses (i), (ii),
(iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in--possession or trustee in bankruptcy named in the Order.



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        The Insurer hereby agrees that it shall be subrogated to the rights of
Holders by virtue of any previous payment under this Policy provided that no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all amounts owed to it under the Agreement.

        The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

        A premium will be payable on this Policy on each Distribution Date as provided in Section 4.02(a) of the Agreement, beginning with the First Distribution Date, in an amount, with respect to each Distribution Date, equal to the Insurance Premium (as defined in the Agreement).

        The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any mortgage loan in any month in which such mortgage loan is paid prior to its stated maturity.

        This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or any other taxes, withholding or other charge imposed by any governmental authority.

        Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

        On and after the completion of the Term of the Policy, the Policy shall be void and of no force and effect whatsoever.

        This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).


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        IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this
Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                                      Assistant Secretary


-------------------------------                           --------------------



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                                   EXHIBIT A
                 TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                              Policy No. AB0474BE


                        NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF INSURED AMOUNTS

                                                          Date: [         ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

        Reference is made to Certificate Guaranty Insurance Policy No. AB0474BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

        The Trustee hereby certifies as follows:

1.      The Trustee is the Trustee under the Agreement for the Holders.

2.      The relevant Distribution Date is [date].

3. Payment on the Insured Certificates in respect of the Distribution Date is due to be received on _____________________________ under the Agreement, in an amount equal to $____________.

4. There is a shortfall of $__________ in a Guaranteed Distribution in respect of the Insured Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

6. The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

        ___________________________________________ Trustee's account number.

7. The Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Insured Certificates when due; (b) not apply such funds for any other




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        purpose; (c) deposit such funds to the Certificate Insurance Account and not commingle such funds with other funds held by the Trustee and
        (d) maintain an accurate record of such payments with respect to each Insured Certificate and the corresponding claim on the Policy and proceeds thereof.

                                            [Name of Trustee]


                                            By:_______________________________

                                            Title:____________________________
                                                          (Officer)




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